                                                                    EXHIBIT 99.1

                         AGREEMENT AND PLAN OF MERGER

                           dated as of June 9, 2000

                                     among

                               ONVIA.COM, INC.,

                        ZANOVA ACQUISITION CORPORATION

                                      and

                                  ZANOVA INC.
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                                TABLE OF CONTENTS

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ARTICLE I  THE MERGER............................................................................................    2

         SECTION 1.1       EFFECTIVE TIME OF THE MERGER..........................................................    2
         SECTION 1.2       CLOSING...............................................................................    2
         SECTION 1.3       EFFECTS OF THE MERGER.................................................................    2
         SECTION 1.4       DIRECTORS AND OFFICERS................................................................    2

ARTICLE II CONVERSION OF SECURITIES..............................................................................    3

         SECTION 2.1       CONVERSION OF CAPITAL STOCK...........................................................    3
         SECTION 2.2       DEPOSITORY AGREEMENT..................................................................    4
         SECTION 2.3       APPRAISAL RIGHTS......................................................................    5
         SECTION 2.4       EXCHANGE OF CERTIFICATES..............................................................    5
         SECTION 2.5       DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES......................................    6
         SECTION 2.6       NO FRACTIONAL SHARES..................................................................    7
         SECTION 2.7       TAX AND ACCOUNTING CONSEQUENCES.......................................................    7
         SECTION 2.8       RESTRICTED SECURITIES.................................................................    7
         SECTION 2.9       DEDUCTIONS; WITHHOLDINGS..............................................................    7
         SECTION 2.10      FURTHER ACTION........................................................................    7

ARTICLE III REPRESENTATIONS AND WARRANTIES OF ZANOVA.............................................................    8

         SECTION 3.1       ORGANIZATION OF ZANOVA................................................................    8
         SECTION 3.2       ZANOVA CAPITAL STRUCTURE..............................................................    8
         SECTION 3.3       AUTHORITY; NO CONFLICT; REQUIRED FILINGS AND CONSENTS.................................   10
         SECTION 3.4       FINANCIAL STATEMENTS; ABSENCE OF UNDISCLOSED LIABILITIES..............................   11
         SECTION 3.5       TAX MATTERS...........................................................................   12
         SECTION 3.6       ABSENCE OF CERTAIN CHANGES OR EVENTS..................................................   14
         SECTION 3.7       TITLE AND RELATED MATTERS.............................................................   15
         SECTION 3.8       PROPRIETARY RIGHTS....................................................................   16
         SECTION 3.9       EMPLOYEE BENEFIT PLANS................................................................   18
         SECTION 3.10      BANK ACCOUNTS.........................................................................   20
         SECTION 3.11      CONTRACTS.............................................................................   20
         SECTION 3.12      ORDERS, COMMITMENTS AND RETURNS.......................................................   22
         SECTION 3.13      COMPLIANCE WITH LAW...................................................................   23
         SECTION 3.14      LABOR DIFFICULTIES; NO DISCRIMINATION.................................................   23
         SECTION 3.15      TRADE REGULATION......................................................................   23
         SECTION 3.16      INSIDER TRANSACTIONS..................................................................   24
         SECTION 3.17      EMPLOYEES, INDEPENDENT CONTRACTORS AND CONSULTANTS....................................   24
         SECTION 3.18      INSURANCE.............................................................................   24
         SECTION 3.19      ACCOUNTS RECEIVABLE...................................................................   24
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                                TABLE OF CONTENTS

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         SECTION 3.20      LITIGATION............................................................................   25
         SECTION 3.21      GOVERNMENTAL AUTHORIZATIONS AND REGULATIONS...........................................   25
         SECTION 3.22      SUBSIDIARIES..........................................................................   25
         SECTION 3.23      COMPLIANCE WITH ENVIRONMENTAL REQUIREMENTS............................................   25
         SECTION 3.24      CORPORATE DOCUMENTS...................................................................   26
         SECTION 3.25      NO BROKERS............................................................................   26
         SECTION 3.26      CUSTOMERS AND SUPPLIERS...............................................................   26
         SECTION 3.27      ZANOVA ACTION.........................................................................   27
         SECTION 3.28      PRIVACY LAWS AND POLICIES COMPLIANCE..................................................   27
         SECTION 3.29      DISCLOSURE TO STOCKHOLDERS............................................................   27
         SECTION 3.30      VOTE REQUIRED.........................................................................   27
         SECTION 3.31      DISCLOSURE............................................................................   27

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF ONVIA AND SUB.......................................................   28

         SECTION 4.1       ORGANIZATION OF ONVIA AND SUB.........................................................   28
         SECTION 4.2       VALID ISSUANCE OF ONVIA COMMON STOCK..................................................   28
         SECTION 4.3       AUTHORITY; NO CONFLICT; REQUIRED FILINGS AND CONSENTS.................................   29
         SECTION 4.4       COMMISSION FILINGS; FINANCIAL STATEMENTS..............................................   30
         SECTION 4.5       COMPLIANCE WITH LAWS..................................................................   30
         SECTION 4.6       INTERIM OPERATIONS OF SUB.............................................................   30
         SECTION 4.7       STOCKHOLDERS CONSENT..................................................................   31
         SECTION 4.8       DISCLOSURE............................................................................   31
         SECTION 4.9       NO LITIGATION.........................................................................   31

ARTICLE V PRECLOSING COVENANTS OF ZANOVA.........................................................................   31

         SECTION 5.1       APPROVAL OF ZANOVA STOCKHOLDERS.......................................................   31
         SECTION 5.2       ADVICE OF CHANGES.....................................................................   32
         SECTION 5.3       OPERATION OF BUSINESS.................................................................   32
         SECTION 5.4       ACCESS TO INFORMATION.................................................................   35
         SECTION 5.5       SATISFACTION OF CONDITIONS PRECEDENT..................................................   35
         SECTION 5.6       OTHER NEGOTIATIONS....................................................................   35
         SECTION 5.7       BUDGET AND UPDATED FINANCIAL INFORMATION..............................................   36

ARTICLE VI PRECLOSING AND OTHER COVENANTS OF ONVIA AND SUB.......................................................   36

         SECTION 6.1       ADVICE OF CHANGES.....................................................................   36
         SECTION 6.2       RESERVATION OF ONVIA COMMON STOCK.....................................................   36
         SECTION 6.3       SATISFACTION OF CONDITIONS PRECEDENT..................................................   36
         SECTION 6.4       NASDAQ NATIONAL MARKET LISTING........................................................   36
         SECTION 6.5       STOCK OPTIONS AND WARRANTS............................................................   36
         SECTION 6.6       REGISTRATION OF SHARES ISSUED IN THE MERGER...........................................   37
         SECTION 6.7       CERTAIN EMPLOYEE BENEFIT MATTERS......................................................   37
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                                TABLE OF CONTENTS

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         SECTION 6.8       DUE DILIGENCE INVESTIGATION...........................................................   38

ARTICLE VII OTHER AGREEMENTS.....................................................................................   38

         SECTION 7.2       NO PUBLIC ANNOUNCEMENT................................................................   38
         SECTION 7.3       REGULATORY FILINGS; CONSENTS; REASONABLE EFFORTS......................................   38
         SECTION 7.4       FURTHER ASSURANCES....................................................................   39
         SECTION 7.5       DEPOSITORY AGREEMENT..................................................................   39
         SECTION 7.6       FIRPTA................................................................................   39
         SECTION 7.7       BLUE SKY LAWS.........................................................................   39
         SECTION 7.8       OTHER FILINGS.........................................................................   39
         SECTION 7.9       INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES..................................   40

ARTICLE VIII CONDITIONS TO MERGER................................................................................   40

         SECTION 8.1       CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER............................   40
         SECTION 8.2       ADDITIONAL CONDITIONS TO OBLIGATIONS OF ONVIA AND SUB.................................   41
         SECTION 8.3       ADDITIONAL CONDITIONS TO OBLIGATIONS OF ZANOVA........................................   43

ARTICLE IX TERMINATION AND AMENDMENT.............................................................................   44

         SECTION 9.1       TERMINATION...........................................................................   44
         SECTION 9.2       EFFECT OF TERMINATION.................................................................   44
         SECTION 9.3       FEES AND EXPENSES.....................................................................   45

ARTICLE X DEPOSITORY AND INDEMNIFICATION.........................................................................   45

         SECTION 10.1      INDEMNIFICATION.......................................................................   45
         SECTION 10.2      ESCROW FUND...........................................................................   46
         SECTION 10.3      DAMAGE THRESHOLD......................................................................   46
         SECTION 10.4      ESCROW PERIODS........................................................................   46
         SECTION 10.5      CLAIMS UPON ESCROW FUND...............................................................   47
         SECTION 10.6      VALUATION.............................................................................   47
         SECTION 10.7      OBJECTIONS TO CLAIMS..................................................................   47
         SECTION 10.8      RESOLUTION OF CONFLICTS...............................................................   47
         SECTION 10.9      STOCKHOLDERS' AGENTS..................................................................   48
         SECTION 10.10     ACTIONS OF THE STOCKHOLDERS' AGENTS...................................................   49
         SECTION 10.11     CLAIMS................................................................................   49

ARTICLE XI MISCELLANEOUS.........................................................................................   49

         SECTION 11.1      SURVIVAL OF REPRESENTATIONS AND COVENANTS.............................................   49
         SECTION 11.2      NOTICES...............................................................................   50
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                                TABLE OF CONTENTS

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         SECTION 11.3      INTERPRETATION........................................................................   52
         SECTION 11.4      COUNTERPARTS..........................................................................   52
         SECTION 11.5      ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES........................................   52
         SECTION 11.6      GOVERNING LAW.........................................................................   52
         SECTION 11.7      ASSIGNMENT............................................................................   52
         SECTION 11.8      AMENDMENT.............................................................................   53
         SECTION 11.9      EXTENSION; WAIVER.....................................................................   53
         SECTION 11.10     SPECIFIC PERFORMANCE..................................................................   53
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                                     -iv-

                         AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER, dated as of June 9, 2000 (this "Agreement"), is entered into by and among Onvia.com, Inc., a Delaware
 ---------
corporation ("Onvia"), Zanova Acquisition Corporation, a Delaware corporation
              -----
and a wholly-owned subsidiary of Onvia ("Sub"), and Zanova Inc., a Delaware
                                         ---
corporation ("Zanova").
              ------

                                   RECITALS

         A. Each of the boards of directors of Onvia, Sub and Zanova have deemed it advisable and in the best interests of each corporation and its respective stockholders that Onvia and Zanova combine in order to advance the long-term business interests of Onvia and Zanova;

         B. The combination of Onvia and Zanova shall be effected according to the terms, but subject to the conditions, set forth in this Agreement through a transaction pursuant to which, among other things, (1) Sub will merge with and into Zanova (the "Merger"), (2) Zanova will survive the Merger and become a
                  ------
wholly-owned subsidiary of Onvia and (3) the stockholders of Zanova will become stockholders of Onvia;

         C. For Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");
                                                ----

         D. For accounting purposes, it is intended that the Merger shall be accounted for as a purchase transaction; and

         E. As a condition and inducement to Onvia's willingness to enter into this Agreement, certain Zanova stockholders holding no less than eighty eight percent (88%) of the issued and outstanding capital stock of Zanova have, concurrently with the execution of this Agreement, executed and delivered Voting Agreements in the form attached hereto as Exhibit A (the "Voting Agreements"),
                                          ---------       -----------------
pursuant to which such stockholders have, among other things, agreed to vote their shares of Zanova capital stock in favor of the Merger and to grant Onvia irrevocable proxies to vote such shares; and

         F. This Agreement has been adopted and approved by the respective boards of directors of Onvia, Sub and Zanova.

         NOW, THEREFORE, in consideration of the foregoing recitals and the respective representations, warranties, covenants and agreements set forth below, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  THE MERGER

         Section 1.1    Effective Time of the Merger.
                        ----------------------------

                  (a) Subject to the provisions of this Agreement, a certificate of merger (the "Certificate of Merger") in such mutually acceptable
                            ---------------------
form as is required by the relevant provisions of the Delaware General Corporation Law ("Delaware Law") shall be duly executed and delivered by the
                  ------------
parties hereto and thereafter delivered to the Secretary of State of the State of Delaware for filing on the Closing Date (as defined in Section 1.2).

                  (b) The Merger shall become effective upon the due and valid filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such time thereafter as is provided in the Certificate of Merger (the "Effective Time").
      --------------

         Section 1.2    Closing. The closing of the Merger (the "Closing") will
                        -------                                  -------
take place at 10:00 a.m., Pacific Daylight time, on a date (the "Closing Date")
                                                                 ------------
to be specified by Onvia and Zanova, which shall be no later than the second business day after satisfaction or waiver of the latest to occur of the conditions set forth in Article VIII, at the offices of Venture Law Group, A Professional Corporation, 4750 Carillon Point, Kirkland, Washington 98033-7355 unless another date, time or place is agreed to in writing by Onvia and Zanova.

         Section 1.3    Effects of the Merger.
                        ---------------------

                  (a) At the Effective Time (i) the separate existence of Sub shall cease and Sub shall be merged with and into Zanova (Sub and Zanova are sometimes referred to herein as the "Constituent Corporations," and Zanova
                                     ------------------------
following consummation of the Merger is sometimes referred to herein as the "Surviving Corporation"), (ii) the certificate of incorporation of Sub shall be
 ---------------------
the certificate of incorporation of the Surviving Corporation and (iii) the bylaws of Sub as in effect immediately prior to the Effective Time shall become the bylaws of the Surviving Corporation.

                  (b) At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, at and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations.

         Section 1.4    Directors and Officers. The directors of Sub immediately
                        ----------------------
prior to the Effective Time shall become the directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation, and the officers of Sub immediately prior to the Effective Time shall become the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                                  ARTICLE II

                           CONVERSION OF SECURITIES

         Section 2.1   Conversion of Capital Stock. At the Effective Time, by
                       ---------------------------
virtue of the Merger and without any action on the part of the holder of any shares of capital stock of Zanova (the "Zanova Capital Stock"), including,
                                        --------------------
without limitation, shares of Common Stock, par value One Tenth of One Cent ($0.001) per share, of Zanova ("Zanova Common Stock"), or capital stock of Sub:
                                -------------------

                  (a)  Capital Stock of Sub. Each issued and outstanding share
                       --------------------
of the capital stock of Sub shall be converted into and become one fully paid and nonassessable share of common stock, par value One Tenth of One Cent ($0.001) per share, of the Surviving Corporation.

                  (b)  Cancellation of Onvia-Owned and Zanova-Owned Stock. Any
                       --------------------------------------------------
shares of Zanova Capital Stock that are owned by Onvia, Sub, Zanova or any other direct or indirect wholly-owned Subsidiary (as defined below) of Onvia or Zanova shall be canceled and retired and shall cease to exist and no stock of Onvia or other consideration shall be delivered in exchange. As used in this Agreement, the word "Subsidiary" means, with respect to any other party, any corporation or
          ----------
other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization or a majority of the profit interests in such other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

                  (c)  Exchange Ratio.
                       --------------

                       (i) Subject to Sections 2.2, 2.3 and 2.6 of this Agreement, each issued and outstanding share of Zanova Capital Stock (other than shares to be canceled in accordance with Section 2.1(b) and any Dissenting Shares as defined in and to the extent provided in Section 2.3) immediately prior to the Effective Time shall be converted into the right to receive the Exchange Ratio (as defined below) of a share of the common stock, par value One One Hundredth of One Cent ($0.0001) per share, of Onvia ("Onvia Common Stock").
                                                          ------------------
The "Exchange Ratio" shall be the fraction (A) having a numerator equal to
     --------------
2,470,588 and (B) having a denominator equal to the Adjusted Fully-Diluted Number of Shares of Zanova Capital Stock. For purposes of this Agreement, the "Adjusted Fully-Diluted Number of Shares of Zanova Capital Stock" means the
 ---------------------------------------------------------------
aggregate number of shares of Zanova Capital Stock outstanding immediately prior to the Effective Time plus any other outstanding warrant or other right to acquire Zanova Capital Stock (excluding Zanova Warrants and Zanova Options, each as defined in Section 2.1(d)), or the conversion of any convertible securities in each case as outstanding immediately prior to the Effective Time. All such shares of Zanova Capital Stock when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Onvia Common Stock in consideration therefor upon the surrender of such certificate in accordance with
Section 2.4, without interest.

                       (ii) The allocation of the Total Consideration Shares (as defined in Section 2.2) among each holder of Zanova Capital Stock and Zanova Warrants based upon the capitalization of Zanova as of the date of this Agreement (assuming the Closing Date was the date of this Agreement for purposes of the calculation required by Section 2.1(c)(i)) is set forth in the Zanova Disclosure Schedule and such allocation is true and correct in all respects as of the date of this Agreement and the Effective Time.

                       (iii) If, on or after the date of this Agreement and prior to the Effective Time, the outstanding shares of Onvia Common Stock or Zanova Capital Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, split-up, stock dividend or stock combination, then the Exchange Ratio shall be correspondingly adjusted.

                  (d)  Zanova Stock Options and Warrants. At the Effective Time,
                       ---------------------------------
all then outstanding options, whether vested or unvested ("Zanova Options"), to
                                                           --------------
purchase Zanova Capital Stock issued under Zanova's Stock Option Plan (the "Zanova Option Plan") shall be assumed by Onvia and converted into options to
 ------------------
purchase shares of Onvia Common Stock (the "Replacement Options"), all as set
                                            -------------------
forth in more detail on Schedule 2.1(d) of the Zanova Disclosure Schedule. All outstanding warrants to purchase Zanova capital stock ("Zanova Warrants") that
                                                        ---------------
by their terms survive the Closing will be assumed by Onvia in accordance with
Section 6.5. All of the Zanova Options and all of the Zanova Warrants issued and outstanding are listed on Schedule 2.1(d) of the Zanova Disclosure Schedule.

         Section 2.2   Depository Agreement. At the Effective Time or such later
                       --------------------
time as determined in accordance with Section 2.3(a), Onvia will, on behalf of the holders of Zanova Capital Stock, deposit in escrow certificates representing ten percent (10%) of the total number of shares of Onvia Common Stock issuable pursuant to Section 2.1 of this Agreement (the "Total Consideration Shares").
                                                --------------------------
Such shares shall be held in escrow and registered in the names of the persons who are the holders of Zanova Capital Stock immediately prior to the Effective Time (the "Former Zanova Stockholders"), in accordance with the portion of Total
           --------------------------
Consideration Shares allocable to each such Former Zanova Stockholder based upon the Exchange Ratio (the "Pro Rata Portion"). The shares deposited into escrow
                         ----------------
pursuant to this Section 2.2 (collectively, the "Escrow Shares") shall be held
                                                 -------------
and applied pursuant to the provisions of an Depository agreement in the form attached hereto as Exhibit B (the "Depository Agreement") to be executed
                   ---------       --------------------
pursuant to Section 7.5. The Escrow Shares shall be maintained in an escrow fund for purposes of satisfying claims brought pursuant to Article X of this Agreement and for the period of time set forth in Article X and the Depository Agreement. All calculations to determine the number of Escrow Shares to be delivered by each Former Zanova Stockholder into escrow shall be rounded down to the nearest whole share.

         Section 2.3   Appraisal Rights.
                       ----------------

                  (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Zanova Capital Stock held by a holder who has demanded an appraisal of such shares' value in accordance with Section 262 of the Delaware Law, and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights ("Dissenting Shares"), shall not be converted into
                                -----------------
or represent a right to receive Onvia Common Stock pursuant to Section 2.1, and the holder or holders of such shares shall be entitled only to such rights as may be granted to such holder or holders in Section 262 of the Delaware Law; provided, however, that if the status of any such shares as Dissenting Shares shall not be perfected in accordance with Section 262 of the Delaware Law, or if any such shares shall lose their status as Dissenting Shares then, as of the later of the Effective Time or the time of the failure to perfect such status or upon the loss of such status, such shares shall automatically be converted into and shall represent only the right to receive (upon the surrender of the certificate or certificates representing such shares) Onvia Common Stock in accordance with this Article II.

                  (b) Zanova shall give Onvia (i) prompt notice of any written demand received by Zanova to require Zanova to purchase Dissenting Shares pursuant to Section 262 of the Delaware Law and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demand, notice or instrument. Zanova shall not, except with the prior written consent of Onvia, voluntarily make any payment with respect to any demands for appraisal rights with respect to Zanova Capital Stock or offer to settle or compromise any such demands.

         Section 2.4   Exchange of Certificates.
                       ------------------------

                  (a) From and after the Effective Time, each holder of an outstanding certificate or certificates ("Certificates") which represented
                                          ------------
shares of Zanova Capital Stock immediately prior to the Effective Time shall have the right to surrender each Certificate to Onvia (or at Onvia's option, to an exchange agent to be appointed by Onvia) and to receive within 14 business days after the submission of a duly completed and executed Letter of Transmittal in exchange for all Certificates held by such holder a certificate representing the number of whole shares of Onvia Common Stock (other than the Escrow Shares) into which the Zanova Capital Stock evidenced by the Certificates so surrendered has been converted pursuant to the provisions of Article II of this Agreement. The surrender of Certificates shall be accompanied by duly completed and executed Letters of Transmittal in such form as may be reasonably specified by Onvia and which shall include an executed stock power and form of assignment for the Escrow Shares. Letters of Transmittal shall be mailed to each holder of Zanova Capital Stock within seven business days after the Closing Date. Until surrendered, each outstanding Certificate which prior to the Effective Time represented shares of Zanova Capital Stock shall be deemed for all corporate purposes to evidence the right to receive of the number of whole shares of Onvia Common Stock into which the shares of Zanova Capital Stock have been converted but shall, subject to applicable appraisal rights under the Delaware Law and
Section 2.3, have no other rights. Subject to applicable appraisal rights under Delaware Law and Section 2.3, from and after the Effective Time, the holders of shares of Zanova Capital Stock shall cease to have any rights in respect of such shares and their rights shall be solely in respect of the Onvia

Common Stock into which such shares of Zanova Capital Stock have been converted. From and after the Effective Time, there shall be no further registration of transfers on the records of Zanova of shares of Zanova Capital Stock outstanding immediately prior to the Effective Time.

                  (b) If any shares of Onvia Common Stock are to be issued in the name of a person other than the person in whose name the Certificate(s) surrendered in exchange therefor is registered, it shall be a condition to the issuance of such shares that (i) the Certificate(s) so surrendered shall be transferable, and shall be properly assigned, endorsed or accompanied by appropriate stock powers, (ii) such transfer shall otherwise be proper and (iii) the person requesting such transfer shall pay Onvia, or its exchange agent, any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of Onvia that such taxes have been paid or are not required to be paid. Notwithstanding the foregoing, neither Onvia nor Zanova shall be liable to a holder of shares of Zanova Capital Stock for shares of Onvia Common Stock issuable to such holder pursuant to the provisions of Article II of this Agreement that are delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                  (c) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, Onvia shall issue in exchange for such lost, stolen or destroyed Certificate the shares of Onvia Common Stock issuable in exchange therefor pursuant to the provisions of Article II of the Agreement. The board of directors of Onvia, or Onvia's exchange agent (if any), may in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to provide to Onvia an indemnity agreement or bond against any claim that may be made against Onvia with respect to the Certificate alleged to have been lost, stolen or destroyed.

                  (d) Onvia agrees to make available to its exchange agent, if any, the Total Consideration Shares less the aggregate number of Escrow Shares (which Escrow Shares will be deposited with the Depository Agent pursuant to Section 2.2).

         Section 2.5   Distributions with Respect to Unexchanged Shares. No
                       ------------------------------------------------
dividends or other distributions declared or made after the Effective Time with respect to Onvia Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Onvia Common Stock represented thereby below until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Onvia Common Stock issued in exchange therefor, without interest (a) at the time of such surrender, the amount of any dividends or other distributions with a record date after the Effective Time previously paid with respect to such whole shares of Onvia Common Stock, and (b) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Onvia Common Stock.

         Section 2.6   No Fractional Shares. No certificate or scrip
                       --------------------
representing fractional shares of Onvia Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Onvia.

         Section 2.7   Tax and Accounting Consequences.
                       -------------------------------

                  (a) It is intended by the parties hereto that the Merger shall constitute a "reorganization" within the meaning of Section 368 of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations.

                  (b) It is intended by the parties hereto that the Merger shall be accounted for as a purchase transaction.

         Section 2.8   Restricted Securities. The shares of Onvia Common Stock
                       ---------------------
to be issued in the Merger shall be characterized as "restricted securities" for purposes of Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), and each certificate representing any such shares shall, until such time that the shares are not so restricted under the Securities Act, bear a legend identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities laws or otherwise, if any):

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE."

         Section 2.9   Deductions; Withholdings. Onvia and the Surviving
                       ------------------------
Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any Former Zanova Stockholder pursuant to this Agreement such amounts as Onvia or the Surviving Corporation may be required to deduct or withhold therefrom under the Code or under any provision of state, local or foreign tax law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

         Section 2.10  Further Action. If, at any time after the Effective Time,
                       --------------
any further action is determined by Onvia to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation or Onvia with full right, title and possession for and to all rights and property of Sub and Zanova, the officers and directors of the Surviving Corporation ad Onvia shall be fully authorized (in the name of Sub, in the name of Onvia and otherwise) to take such action.

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF ZANOVA

         Zanova represents and warrants to Onvia and Sub that the statements contained in this Article III are true and correct, except as expressly set forth in the disclosure schedule delivered by Zanova to Onvia on or before the date of this Agreement (the "Zanova Disclosure Schedule"). The Zanova Disclosure
                             --------------------------
Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III.

         Section 3.1  Organization of Zanova. Zanova is a corporation duly
                      ----------------------
organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted, and is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business or ownership or leasing of properties makes such qualification or licensing necessary and where the failure to be so qualified or licensed could reasonably be expected to result in a material adverse effect on the business, assets (including intangible assets), liabilities, condition (financial or otherwise), property or results of operations (a "Material Adverse Effect") of Zanova. The
                                      -----------------------
Zanova Disclosure Schedule contains a true and complete listing of the locations of all sales offices, development facilities, and any other offices or facilities of Zanova and a true and complete list of all states in which Zanova maintains any employees. The Zanova Disclosure Schedule contains a true and complete list of all states in which Zanova is duly qualified or licensed to transact business as a foreign corporation.

         Section 3.2  Zanova Capital Structure.
                      ------------------------

                  (a) The authorized capital stock of Zanova consists of 20,000,000 shares of Zanova Common Stock. As of the date of this Agreement, there are (i) 11,701,640 shares of Zanova Common Stock issued and outstanding, all of which are validly issued, fully paid and nonassessable and none of which are subject to preemptive or repurchase rights or rights of first refusal created by applicable law, Zanova's Certificate of Incorporation or Bylaws, or any agreement by which Zanova is a party or is bound, (ii) warrants to purchase up 340,000 shares of Zanova Common Stock (collectively, the "Zanova Warrants");
                                                             ---------------
(iii) 1,231,966 shares of Zanova Common Stock reserved for future issuance pursuant to Zanova Options granted and outstanding under the Zanova Option Plan; and (iv) 668,034 shares of Zanova Common Stock reserved for issuance upon exercise of options available to be granted in the future under the Zanova Option Plan. The issued and outstanding shares of Zanova Common Stock are held of record by the stockholders of Zanova as set forth and identified on Schedule 3.2(a) of the Zanova Disclosure Schedule, and that schedule lists each stockholder's state of residence opposite that stockholders name. The issued and outstanding Zanova Options are held of record by the option holders identified on, in the amounts and subject to the vesting schedules set forth on, Schedule 3.2(a) of the Zanova Disclosure Schedule, and that schedule also lists each option holder's state of residence opposite that option holder's name. The issued and outstanding Zanova Warrants are held of record by the warrantholders as set forth and identified on Schedule 3.2(a) of the Zanova

Disclosure Schedule, and that schedule lists each warrantholder's state of residence opposite that warrantholder's name. All shares of Zanova Common Stock subject to issuance as specified above, upon issuance on the terms and conditions (including payment) specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable and none of which are subject to preemptive or repurchase rights or rights of first refusal created by applicable law, Zanova's Certificate of Incorporation or Bylaws, or any agreement by which Zanova is a party or is bound. All shares of Zanova Common Stock subject to issuance upon the exercise of Zanova Options and Zanova Warrants, upon issuance on the terms and conditions (including payment) specified in the instrument pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable and none of which are subject to preemptive or repurchase rights or rights of first refusal created by applicable law, Zanova's Certificate of Incorporation or Bylaws, or any agreement by which Zanova is a party or is bound. All outstanding shares of Zanova Common Stock and outstanding Zanova Options and Zanova Warrants (collectively "Zanova Securities") were issued in compliance
                               -----------------
with applicable federal and state securities laws. Except as set forth in
Schedule 3.2(a) of the Zanova Disclosure Schedule, to the knowledge of Zanova, each holder of Zanova Common Stock and Zanova Warrants is an "accredited investor" as defined in Rule 506 under the Securities Act. Except as set forth in the Zanova Disclosure Schedule, there are no obligations, contingent or otherwise, of Zanova to repurchase, redeem or otherwise acquire any shares of Zanova Common Stock or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity. An updated Schedule 3.2(a) reflecting changes permitted by this Agreement in the capitalization of Zanova between the date hereof and the Effective Time shall be delivered by Zanova to Onvia on the Closing Date.

                  (b) Except as set forth in Schedule 3.2(a) of the Zanova Disclosure Schedule, there are no equity securities of any class or series of Zanova, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as set forth in
Schedule 3.2(a) of the Zanova Disclosure Schedule, there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which Zanova is a party or by which it is bound obligating Zanova to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Zanova or obligating Zanova to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. Except as set forth in the Zanova Disclosure Schedule, Zanova is not in active discussion, formal or informal, with any person or entity regarding the issuance of any form of additional Zanova equity that has not been issued or committed to prior to the date of this Agreement. Except as provided in this Agreement and the other Transaction Documents (as defined in Section 3.3(a)) or any transaction contemplated herein or therein, to the knowledge of Zanova but without inquiry, there are no voting trusts, proxies or other agreements or understandings with respect to the voting of the shares of capital stock of Zanova.

                  (c) Except as set forth in Schedule 3.2(c) of the Zanova Disclosure Schedule, all Zanova Options have been issued in accordance with the terms of the Zanova Option Plan and pursuant to the standard forms of option agreement previously provided to Onvia or its representatives. Except as set forth in Schedule 3.2(a) of the Zanova Disclosure Schedule, no Zanova Option will by its terms require an adjustment in connection with the Merger. Except as set forth in Schedule 3.2(a) of the Zanova Disclosure Schedule, neither the consummation of transactions contemplated in this Agreement or the other Transaction Documents, nor any action taken or to be taken by Zanova in connection with such transactions will result in (i) any acceleration of vesting in favor of any optionee under any Zanova Option; (ii) any additional benefits for any optionee under any Zanova Option; (iii) the inability of Onvia after the Effective Time to exercise any right or benefit held by Zanova prior to the Effective Time with respect to any Zanova Option assumed by Onvia, including, without limitation, the right to repurchase an optionee's unvested shares on termination of such optionee's employment, or (iv) or constitute a breach of, the Zanova Option Plan or any agreement entered into pursuant to such plan.

         Section 3.3   Authority; No Conflict; Required Filings and Consents.
                       -----------------------------------------------------

                  (a) Zanova has all requisite corporate power and authority to enter into this Agreement and all Transaction Documents to which it is or will become a party and to consummate the transactions contemplated in this Agreement and such Transaction Documents. The execution and delivery of this Agreement and such Transaction Documents and the consummation of the transactions contemplated in this Agreement and such Transaction Documents have been duly authorized by all necessary corporate action on the part of Zanova, subject only to the approval of the Merger by Zanova's stockholders under the provisions of Delaware Law and Zanova's certificate of incorporation. This Agreement has been and such Transaction Documents have been or, to the extent not executed by Zanova as of the date hereof, will be duly executed and delivered by Zanova. This Agreement and each of the Transaction Documents to which Zanova is a party constitutes, and each of the Transaction Documents to which Zanova will become a party, when executed and delivered by Zanova, will constitute, assuming the due authorization, execution and delivery by the other parties hereto and thereto, the valid and binding obligation of Zanova, enforceable by Onvia against Zanova in accordance with their respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity. For purposes of this Agreement, "Transaction Documents" means all documents or agreements
                    ---------------------
required to be delivered by any party under this Agreement including the Certificate of Merger, the Depository Agreement, the Registration Rights Agreement and the Voting Agreements.

                  (b) The execution and delivery by Zanova of this Agreement and the Transaction Documents to which it is or will become a party does not, and the consummation of the transactions contemplated in this Agreement and the Transaction Documents to which it is or will become a party will not, (i) conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of Zanova, each as amended to date (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Zanova is a party or by which it or any of its properties or assets may be bound, or (iii) conflict or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Zanova or any of its properties or assets, except in the case of (ii) and (iii) above which would not reasonably be expected to have a Material Adverse Effect on Zanova.

               (c) None of the execution and delivery by Zanova of this Agreement or of any other Transaction Document to which Zanova is or will become a party or the consummation of the transactions contemplated in this Agreement or any such Transaction Document will require any consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity"), except for (i) the filing of the
                  -------------------
Certificate of Merger with the Delaware Secretary of State, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and (iii) such other consents, authorizations, filings, approvals and registrations which are listed on the Zanova Disclosure Schedule or which, if not obtained or made, could be expected to have a Material Adverse Effect on Zanova.

         Section 3.4   Financial Statements; Absence of Undisclosed Liabilities.
                       --------------------------------------------------------

               (a) Zanova has delivered to Onvia copies of Zanova's unaudited balance sheet as of March 31, 2000 (the "Most Recent Balance Sheet")
                                                   -------------------------
and statements of operations for the three-month period then-ended (together with the Most Recent Balance Sheet, the "Zanova Interim Financials") and
                                         -------------------------
Zanova's audited balance sheets as of December 31, 1999 and 1998, and the related audited statements of operations, stockholders' equity and cash flows for the years ended December 31, 1999 and 1998, respectively (together with the Zanova Interim Financials, the "Zanova Financial Statements").
                                ---------------------------

               (b) Other than as set forth on the Zanova Disclosure Schedule, the Zanova Financial Statements are in accordance with the books and records of Zanova and present fairly in all material respects the financial position, results of operations and cash flows of Zanova as of their historical dates and for the periods indicated. The Zanova Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods. The reserves, if any, reflected on the Zanova Financial Statements are adequate in light of the contingencies with respect to which they were made.

               (c) Except as set forth in Schedule 3.4(c) of the Zanova Disclosure Schedule, Zanova has no material debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected or reserved against in the Most Recent Balance Sheet, except for those that may have been incurred after the date of the Most Recent Balance Sheet or that would not reasonably be required, in accordance with generally accepted accounting principles applied on a basis consistent with prior periods, to be included in a balance sheet or the notes thereto. All material debts, liabilities, and obligations incurred after the date of the Most Recent Balance Sheet were incurred in the ordinary course of business and are not material either individually or in the aggregate to Zanova or its business.

         Section 3.5   Tax Matters.
                       -----------

               (a) For purposes of this Section 3.5 and other provisions of this Agreement relating to Taxes, the following definitions shall apply:

                       (i)  The term "Taxes" shall mean all taxes, however
                                      -----
denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, (A) imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including but not limited to, federal income taxes and state income taxes), payroll and employee withholding taxes, unemployment insurance, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, ozone depleting chemicals taxes, transfer taxes, workers' compensation, Pension Benefit Guaranty Corporation premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which are required to be paid, withheld or collected,
(B) any liability for the payment of amounts referred to in (A) as a result of being a member of any affiliated, consolidated, combined or unitary group, or
(C) any liability for amounts referred to in (A) or (B) as a result of any obligations to indemnify another person.

                       (ii) The term "Returns" shall mean all reports,
                                      -------
estimates, declarations of estimated tax, information statements and returns relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.

               (b) Except as set forth in Schedule 3.5(b) of the Zanova Disclosure Schedule, all Returns required to be filed prior to the date hereof by or on behalf of Zanova have been duly filed on a timely basis, and such Returns are true, complete and correct in all material respects. All Taxes shown to be payable on such Returns or on subsequent assessments with respect thereto, and all payments of estimated Taxes required to be made prior to the date hereof by or on behalf of Zanova under Section 6655 of the Code or comparable provisions of state, local or foreign law, have been paid in full on a timely basis or have been accrued on the Most Recent Balance Sheet, and no other Taxes are payable by Zanova with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns). Zanova has withheld and paid over all Taxes required to have been withheld and paid over prior to the date hereof , and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party. There are no liens on any of the assets of Zanova with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that Zanova is contesting in good faith through appropriate proceedings and for which appropriate reserves have been established on the Most Recent Balance Sheet. Zanova has not at any time been (i) a member of an affiliated group of corporations filing consolidated, combined or unitary income or franchise tax returns, or (ii) a member of any partnership or joint venture for a period for which the statue of limitations for any Tax potentially applicable as a result of such membership has not expired.

               (c) The amount of Zanova's liability for unpaid Taxes (whether actual or contingent) for all periods through the date of the Most Recent Balance Sheet does not, in the aggregate, exceed the amount of the current liability accruals for Taxes reflected on the Most Recent Balance Sheet, and the Most Recent Balance Sheet reflects proper accrual in accordance with generally accepted accounting principles applied on a basis consistent with prior periods of all liabilities for Taxes payable after the date of the Most Recent Balance Sheet attributable to transactions and events occurring prior to such date. No liability for Taxes has been incurred (or prior to Closing will be incurred) since such date other than in the ordinary course of business.

               (d) Zanova has made available to Onvia true and complete copies of (i) relevant portions of income tax audit reports, statements of deficiencies, closing or other agreements received by or on behalf of Zanova relating to Taxes, and (ii) all federal and state income or franchise tax Returns and state sales and use tax Returns for or including Zanova for all periods since the inception of Zanova. Zanova does not do business in or derive income from any state other than states for which Returns have been duly filed and furnished to Onvia.

               (e) The Returns of or including Zanova have never been audited by a government or taxing authority, nor is any such audit in process, pending or, to Zanova's knowledge, threatened (either in writing or verbally, formally or informally). No deficiencies exist or have been asserted (either in writing or verbally, formally or informally), and Zanova has not received notice (either in writing or verbally, formally or informally) that it has not filed a Return or paid Taxes required to be filed or paid. Zanova is neither a party to any action or proceeding for assessment or collection of Taxes, nor has such event been asserted or, to the knowledge of Zanova, threatened (either in writing or orally, formally or informally) against Zanova or any of its assets. No waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of Zanova. Zanova has disclosed on its federal and state income and franchise tax Returns all positions taken therein that could give rise to a substantial understatement penalty within the meaning of Code Section 6662 or comparable provisions of applicable state, local, foreign or other tax laws.

               (f) Except as may be required as a result of the Merger, Zanova and its subsidiaries have not been and will not be required to include any material adjustment in taxable income for any Tax period (or portion thereof) pursuant to Section 481 or Section 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Closing.

               (g) Zanova is not, nor has it ever been, a party to any tax sharing agreement. Since April 16, 1997, Zanova has not been a distributing corporation or a controlled corporation in a transaction described in Section 355(a) of the Code.

               (h) Zanova is not, nor has it been, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, and Onvia is not required to withhold tax by reason of Section 1445 of the Code. Zanova is not a "consenting corporation" under Section 341(f) of the Code. Zanova has not entered into any compensatory agreements with respect to the performance of services which payment thereunder would result in a nondeductible expense to Zanova pursuant to
Section 280G of the Code or an excise tax to the recipient of such payment pursuant to Section 4999 of the Code. Zanova has not agreed to, nor is it required to make any adjustment under Code Section 481(a) by reason of, a change in accounting method. Zanova is not, nor has it been, a "reporting corporation" subject to the information reporting and record maintenance requirements of
Section 6038A and the regulations thereunder. Zanova is in compliance with the terms and conditions of any applicable tax exemptions, agreements or orders of any foreign government to which it may be subject or which it may have claimed, and the transactions contemplated by this Agreement will not have any adverse effect on such compliance.

               (i) The Zanova Disclosure Schedule sets forth accurate and complete information regarding Zanova's net operating losses for federal and each applicable state income tax purposes. Except as a result of the transactions contemplated hereby, Zanova has no net operating losses and credit carryovers or other tax attributes currently subject to limitation under Sections 382, 383, or 384 of the Code.

         Section 3.6   Absence of Certain Changes or Events. Since March 31,
                       ------------------------------------
2000, other than as set forth on the Zanova Disclosure Schedule, Zanova has not:

               (a)     suffered any Material Adverse Effect;

               (b) suffered any damage, destruction or loss, whether covered by insurance or not, that has resulted, or could be reasonably expected to result, in a Material Adverse Effect on Zanova;

               (c) granted or agreed to make any increase in the compensation payable or to become payable by Zanova to its officers or employees;

               (d) declared, set aside or paid any dividend or made any other distribution on or in respect of the shares of the capital stock of Zanova or declared any direct or indirect redemption, retirement, purchase or other acquisition by Zanova of such shares;

               (e) issued any shares of capital stock of Zanova or any warrants, rights, options or entered into any commitment relating to the shares of Zanova, except for the issuance of shares of Zanova capital stock pursuant to the exercise of Zanova Options and Zanova Warrants set forth on the Zanova Disclosure Schedule;

               (f) made any change in the accounting methods or practices it follows, whether for general financial or tax purposes, or any change in depreciation or amortization policies or rates adopted therein;

               (g) sold, leased, abandoned or otherwise disposed of any real property or any machinery, equipment or other operating property with an individual net book value in excess of Five Thousand Dollars ($5,000);

               (h) sold, assigned, transferred, licensed or otherwise disposed of any patent, trademark, trade name, brand name, copyright (or pending application for any patent, trademark or copyright) invention, work of authorship, process, know-how, formula or trade secret or interest thereunder or other intangible asset;

               (i) permitted or allowed any of its property or assets to be subjected to any mortgage, deed of trust, pledge, lien, security interest or other encumbrance of any kind (except those permitted under Section 3.7);

               (j) made any capital expenditure or commitment individually in excess of Twenty Five Thousand Dollars ($25,000) or in the aggregate in excess of Fifty Thousand Dollars ($50,000);

               (k) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets to, or entered into any agreement or arrangement with, any of its Affiliates (as defined in Section 3.16), officers, directors or stockholders or any affiliate of any of the foregoing;

               (l) made any amendment to or terminated any agreement which, if not so amended or terminated, would be required to be disclosed on the Zanova Disclosure Schedule; or

               (m) agreed to take any action described in this Section 3.6 or outside of its ordinary course of business or which would constitute a breach of any of the representations of Zanova contained in this Agreement.

         Section 3.7   Title and Related Matters. Zanova has good and valid
                       -------------------------
title to all its properties, interests in properties and assets, real and personal, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except the lien of current taxes not yet due and payable. Except as set forth in Schedule 3.7 of the Zanova Disclosure Schedule, the equipment of Zanova used in the operation of its business is, taken as a whole, (a) adequate for the business conducted by Zanova and (b) in good operating condition and repair, ordinary wear and tear excepted. All personal property leases to which Zanova is a party are valid, binding, enforceable against the parties thereto and in effect in accordance with their respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, or other laws affecting the enforcement of creditors' rights generally and by principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity. There is not under any of such leases any existing default or event of default or event which, with notice or lapse of time or both, would constitute a default. The Zanova Disclosure Schedule contains a description of all items of personal property with an individual net book value in excess of Five Thousand Dollars ($5,000) and real property leased or owned by Zanova, describing its interest in said property. True and correct copies of

Zanova's real property and personal property leases have been provided to Onvia or its representatives.

         Section 3.8   Proprietary Rights.
                       ------------------

               (a) Zanova owns all right, title and interest in and to, or otherwise possesses legally enforceable rights, or is licensed to use, all patents, copyrights, technology, software, software tools, know-how, processes, trade secrets, trademarks, service marks, trade names, Internet domain names and other proprietary rights used in the conduct of Zanova's business as conducted to the date of this Agreement, including, without limitation, the technology, information, databases, data lists, data compilations, and all proprietary rights developed or discovered or used in connection with or contained in all versions and implementations of Zanova's World Wide Web sites (including www.zanova.com and the other domain names listed in the Zanova Disclosure Schedule) or any product which has been or is being distributed or sold by Zanova or currently is under development by Zanova or has previously been under development by Zanova (collectively, including such Web sites, the "Zanova
                                                                    ------
Products"), free and clear of all liens, claims and encumbrances (including
--------
without limitation licensing and distribution rights) (all of which are referred to as "Zanova Proprietary Rights"). The Zanova Disclosure Schedule contains an
       -------------------------
accurate and complete (i) description of all patents, trademarks (with separate listings of registered and unregistered trademarks), trade names, Internet domain names and registered copyrights in or related to the Zanova Products or otherwise included in the Zanova Proprietary Rights and all applications and registration statements therefor, including the jurisdictions in which each such Zanova Proprietary Right has been issued or registered or in which any such application of such issuance and registration has been filed, (ii) list of all licenses and other agreements with third parties (the "Third Party Licenses")
                                                       --------------------
relating to any material patents, copyrights, trade secrets, software, inventions, technology, know-how, processes or other proprietary rights that Zanova is licensed or otherwise authorized by such third parties to use, market, distribute or incorporate in Zanova Products (such patents, copyrights, trade secrets, software, inventions, technology, know-how, processes or other proprietary rights are collectively referred to as the "Third Party Technology")
                                                        ----------------------
and (iii) list of all licenses and other agreements with third parties relating to any material information, compilations, data lists or databases that Zanova is licensed or otherwise authorized by such third parties to use, market, disseminate distribute or incorporate in Zanova Products. All of Zanova's patents, copyrights, trademarks, trade names or Internet domain name registrations, if any, related to or in the Zanova Products are valid and in full force and effect, and except as set forth on the Zanova Disclosure Schedule, consummation of the transactions contemplated in this Agreement will not alter or impair any such rights. Except as set forth on the Zanova Disclosure Schedule, no claims have been asserted or threatened against Zanova (and Zanova is not aware of any claims which are likely to be asserted or threatened against Zanova or which have been asserted or threatened against others relating to Zanova Proprietary Rights or Zanova Products) by any person challenging Zanova's use, possession, manufacture, sale or distribution of Zanova Products under any Zanova Proprietary Rights (including, without limitation, the Third Party Technology) or challenging or questioning the validity or effectiveness of any material license or agreement relating thereto (including, without limitation, the Third Party Licenses) or alleging a violation of any person's or entity's privacy, personal or confidentiality rights. Zanova knows of no valid basis for any claim of the type specified in the immediately preceding sentence which could in any material way relate to or interfere with the continued exploitation by Zanova of any of the Zanova Products in their current form. None of the Zanova Products in their current form nor the use or exploitation of any Zanova Proprietary Rights in Zanova's current business infringes on the rights of or constitutes misappropriation of any proprietary information or intangible property right of any third person or entity, including without limitation any patent, trade secret, copyright, trademark or trade name, and except as set forth on the Zanova Disclosure Schedule, Zanova has not been sued or named in any suit, action or proceeding which involves a claim of such infringement, misappropriation or unfair competition.

               (b) Except as set forth in Schedule 3.11(a) of the Zanova Disclosure Schedule, Zanova has not granted any third party any right to reproduce, distribute, market or exploit any of the Zanova Products or any adaptations, translations, or derivative works based on the Zanova Products or any portion thereof. Except with respect to the rights of third parties to the Third Party Technology and except as set forth in Schedule 3.11(a) of the Zanova Disclosure Schedule, no third party has any express right to reproduce, distribute, market or exploit any works or materials of which any of the Zanova Products are a "derivative work" as that term is defined in the United States Copyright Act, Title 17, U.S.C. Section 101.

               (c) Except for Third Party Technology subject to the Third Party Licenses, all material designs, drawings, specifications, source code, object code, scripts, documentation, flow charts, diagrams, data lists, databases, compilations and information incorporating, embodying or reflecting any of the Zanova Products at any stage of their development (the "Zanova
                                                                   ------
Components") were written, developed and created solely and exclusively by
----------
employees of Zanova without the assistance of any third party or entity or were created by third parties who assigned ownership of their rights to Zanova by means of valid and enforceable confidentiality and invention assignment agreements, copies of which have been delivered to Onvia. Except as set forth in
Schedule 3.8(c) of the Zanova Disclosure Schedule, Zanova has at all times used commercially reasonable efforts customary in its industry to treat the Zanova Proprietary Rights related to Zanova Products and Zanova Components as containing trade secrets and, other than as provided in Schedule 3.11(a) of the Zanova Disclosure Schedule, has not disclosed or otherwise dealt with such items in a manner intended or reasonably likely to cause the loss of such trade secrets by release into the public domain; provided, that the Zanova has distributed executable object code and, solely as set forth on Schedule 3.8(c) of the Zanova Disclosure Schedule, source code of its products to its licensees.

               (d) To Zanova's knowledge, no employee, contractor or consultant of Zanova is in violation in any material respect of any term of any written employment contract, patent disclosure agreement or any other written contract or agreement relating to the relationship of any such employee, consultant or contractor with Zanova or, to Zanova's knowledge, any other party because of the nature of the business conducted by Zanova or proposed to be conducted by Zanova. Except for Third Party Technology subject to Third Party Licenses, the Zanova Disclosure Schedule lists all employees, contractors and consultants who have participated in any way in the development of any material portion of the Zanova Products or the Zanova Proprietary Rights.

               (e) Except as set forth in Section 3.8(e) of the Zanova Disclosure Schedule, each person presently or previously employed by Zanova (including independent contractors, if any) with access authorized by Zanova to confidential information of Zanova has executed a confidentiality and non-disclosure agreement pursuant to the form of agreement previously provided to Onvia or its representatives.

               (f) No product liability or warranty claims have been communicated in writing to or threatened against Zanova.

               (g) To Zanova's knowledge, there is no material unauthorized use, disclosure, infringement or misappropriation of any Zanova Proprietary Rights, or any Third Party Technology to the extent licensed by or through Zanova, by any third party, including any employee or former employee of Zanova. Except as set forth in Schedule 3.11(a) to the Zanova Disclosure Schedule, Zanova has not entered into any agreement to indemnify any other person against any charge of infringement of any Zanova Proprietary Rights.

               (h) Zanova has taken all steps customary and reasonable in the industry to protect and preserve the confidentiality and proprietary nature of all Zanova Proprietary Rights and other confidential information not otherwise protected by patents, patent applications or copyright ("Confidential
                                                                   ------------
Information"). All use, disclosure or appropriation by Zanova or, to Zanova's
-----------
knowledge, by another party pursuant to rights granted to it by Zanova, of Confidential Information owned by Zanova to a third party has been pursuant to the terms of a written agreement between Zanova and such third party. All use, disclosure or appropriation by Zanova of Confidential Information not owned by Zanova has been pursuant to the terms of a written agreement between Zanova and the owner of such Confidential Information, or is otherwise lawful.

               (i) Notwithstanding anything to the contrary in this Section 3.8, Zanova shall not be responsible or liable in any way, including any indemnity obligation under Section 10.1, for breaches of the warranties and/or representations contained herein resulting from: (1) derivative works created by Onvia or any other third party based on the Zanova Products; (2) use of the Zanova Products in combination with non-Zanova approved third party products, including hardware and software; (3) modifications or maintenance of the Zanova Products by Onvia or any third party; and (4) misuse of the Zanova Products.

         Section 3.9   Employee Benefit Plans.
                       ----------------------

               (a) The Zanova Disclosure Schedule lists, with respect to Zanova and any trade or business (whether or not incorporated) which is treated as a single employer with Zanova (an "ERISA Affiliate") within the meaning of
                                      ---------------
Section 414(b), (c), (m) or (o) of the Code, (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (ii) each loan to a non-officer employee, loans to
             -----
officers and directors and any stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Code Section 125) or dependent care (Code Section 129), life insurance or accident insurance plans, programs or arrangements, (iii) all bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements, (iv) other fringe or employee benefit plans, programs or arrangements that apply to senior management of Zanova and that do not generally apply to all employees, and (v) any current or former employment or executive compensation or severance agreements, written or otherwise, for the benefit of, or relating to, any present or former employee, consultant or director of Zanova as to which (with respect to any of items (i) through (v) above) any potential liability is borne by Zanova (together, the "Zanova Employee Plans").
                                             ---------------------

               (b) Zanova has made available to Onvia or its representatives a copy of each of the Zanova Employee Plans and related plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents) and has, with respect to each Zanova Employee Plan which is subject to ERISA reporting requirements, provided copies of any Form 5500 reports filed for the last three plan years. Any Zanova Employee Plan intended to be qualified under Section 401(a) of the Code has either obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has applied to the Internal Revenue Service for such a determination letter prior to the expiration of the requisite period under applicable Treasury Regulations or Internal Revenue Service pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination. Zanova has also made available Onvia with the most recent Internal Revenue Service determination letter issued with respect to each such Zanova Employee Plan, and nothing has occurred since the issuance of each such letter which could reasonably be expected to cause the loss of the tax-qualified status of any Zanova Employee Plan subject to Code
Section 401(a).

               (c) (i) None of the Zanova Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person; (ii) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Zanova Employee Plan; (iii) each Zanova Employee Plan has been administered in all material respects in accordance with its terms and in compliance in all material respects with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), and Zanova and each Subsidiary or ERISA Affiliate have performed all material obligations required to be performed by them under, are not in any material respect in default, under or violation of, and have no knowledge of any material default or violation by any other party to, any of the Zanova Employee Plans; (iv) neither Zanova nor any subsidiary or ERISA Affiliate is subject to any liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the Zanova Employee Plans; (v) all contributions required to be made by Zanova or any subsidiary or ERISA Affiliate to any Zanova Employee Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Zanova Employee Plan for the current plan years; (vi) with respect to each Zanova Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 of ERISA has occurred; and (vii) no Zanova Employee Plan is covered by, and neither Zanova nor any subsidiary or ERISA Affiliate has incurred or expects to incur any material liability under Title IV of ERISA or Section 412 of the Code. With respect to each Zanova Employee Plan subject to ERISA as either an employee pension plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, Zanova has prepared in good faith and timely filed all requisite governmental reports (which were true and correct in all material respects as of the date filed) and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Zanova Employee Plan. No suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of Zanova is threatened, against or with respect to any such Zanova Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor. Neither Zanova nor any ERISA Affiliate is a party to, or has made any contribution to or otherwise incurred any obligation under, any "multi-employer plan" as defined in
Section 3(37) of ERISA.

               (d) With respect to each Zanova Employee Plan, Zanova has complied in all material respects with (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the proposed regulations thereunder,
                             -----
(ii) the applicable requirements of the Family Leave Act of 1993 and the regulations thereunder, and (iii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 ("HIPAA") and the temporary
                                                       -----
regulations thereunder.

               (e) Except as set forth in Schedule 3.8(e) of the Zanova Disclosure Schedule, the consummation of the transactions contemplated in this Agreement will not (i) entitle any current or former employee or other service provider of Zanova or any other ERISA Affiliate to severance benefits or any other payment (including, without limitation, unemployment compensation, golden parachute or bonus), except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting of any such benefits, or (iii) increase or accelerate any benefits or the amount of compensation due any such employee or service provider.

               (f) There has been no amendment to, written interpretation or announcement (whether or not written) by Zanova or other ERISA Affiliate relating to, or change in participation or coverage under, any Zanova Employee Plan which would materially increase the expense of maintaining such Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year included in the Zanova Financial Statements.

         Section 3.10  Bank Accounts. The Zanova Disclosure Schedule sets forth
                       -------------
the names and locations of all banks, trust companies, savings and loan associations, and other financial institutions at which Zanova maintains accounts of any nature and the names of all persons authorized to draw thereon or make withdrawals therefrom.

         Section 3.11  Contracts.
                       ---------

               (a) Schedule 3.11(a) of the Zanova Disclosure Schedule contains a complete and accurate list of (i) all contracts to which Zanova is a party which involves payment by Zanova of $50,000 or more in any calendar year, except for those contracts that are cancelable without penalty by providing notice within 30 days of the date of cancellation, provided the remaining payments through cancellation do not exceed $50,000, (ii) each material agreement, credit agreement or other instrument relating to the borrowing of money by the Zanova or the guarantee by Zanova of any such obligation (other than trade payables and instruments relating to transactions entered into in the ordinary course of business) or (iii) any other contract or agreement or amendment thereto that (A) is material to the business, financial condition or results of operations of Zanova, or (B) places any material restrictions on the ability of Zanova to engage in any business activity currently conducted by it ((i), (ii) and (iii), collectively, the "Material Contracts"). Except as identified in such
                              ------------------
Schedule 3.11(a):

                    (i) Zanova has no agreements, contracts or commitments that provide for the sale, licensing or distribution by Zanova of any Zanova Products or Zanova Proprietary Rights. Without limiting the foregoing, except as set forth on the Zanova Disclosure Schedule, Zanova has not granted to any third party (including, without limitation, original equipment manufacturers ("OEMs")
                                                                         ----
and site-license customers) any rights to reproduce, manufacture or distribute any of the Zanova Products, nor has Zanova granted to any third party any exclusive rights of any kind (including, without limitation, exclusivity with regard to categories of advertisers on Zanova's World Wide Web site, territorial exclusivity or exclusivity with respect to particular versions, implementations or translations of any of the Zanova Products), nor has Zanova granted any third party any right to market any of the Zanova Products under any private label or "OEM" arrangements, nor has Zanova granted any license of any Zanova trademarks or service marks.

                    (ii)  Zanova has no Third Party Licenses.

                    (iii) Zanova has no agreements, contracts or commitments that call for fixed and/or contingent payments or expenditures by or to Zanova (including, without limitation, any advertising or revenue sharing arrangement).

                    (iv) Zanova has no outstanding sales or advertising contract, commitment or proposal (including, without limitation, insertion orders, slotting agreements, banner exchange agreements, linking agreements, co-branding agreements or other agreements under which Zanova has allowed third parties to advertise on or otherwise be included in Zanova's World Wide Web sites).

                    (v) Zanova has no outstanding agreements, contracts or commitments with officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers that are not cancelable by Zanova "at will" and without liability, penalty or premium.

                    (vi) Zanova has no employment, independent contractor or similar agreement, contract or commitment that is not terminable on thirty (30) days' notice or less without penalty, liability or premium of any type, including, without limitation, severance or termination pay.

                    (vii) Zanova has no currently effective collective bargaining or union agreements, contracts or commitments.

                           (viii)   Zanova is not restricted by agreement from
competing with any person or from carrying on its business anywhere in the world.

                           (ix)     Zanova has not guaranteed any obligations of
other persons or made any agreements to acquire or guarantee any obligations of other persons.

                           (x)      Zanova has no outstanding loan or advance to
any person; nor is it party to any line of credit, standby financing, revolving credit or other similar financing arrangement of any sort which would permit the borrowing by Zanova of any sum.

                           (xi)     Zanova has no agreements pursuant to which
Zanova has agreed to manufacture for, supply to or distribute to any third party any Zanova Products or Zanova Components.

         True and correct copies of each document or instrument listed on the Zanova Disclosure Schedule pursuant to this Section 3.11(a) have been made available to Onvia or its representatives.

                  (b) All of the Material Contracts listed on the Zanova Disclosure Schedule are valid, binding, in full force and effect, and enforceable by Zanova in accordance with their respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity. Except as disclosed in the Zanova Disclosure Schedule, no Material Contract contains any liquidated damages, penalty or similar provision. To the knowledge of Zanova, except as disclosed in the Zanova Disclosure Schedule, no party to any such Material Contract intends to cancel, withdraw, modify or amend such contract, agreement or arrangement.

                  (c) Zanova is not in default under or in breach or violation of, nor, to Zanova's knowledge, is there any valid basis for any claim of default by Zanova under, or breach or violation by Zanova of, any material provision of any Material Contract. To Zanova's knowledge, no other party is in default under or in breach or violation of, nor is there any valid basis for any claim of default by any other party under or any breach or violation by any other party of, any Material Contract.

                  (d) Except as specifically indicated on the Zanova Disclosure Schedule, none of the Material Contracts provides for indemnification by Zanova of any third party. No claims have been made or threatened that would require indemnification by Zanova, and Zanova has not paid any amounts to indemnify any third party as a result of indemnification requirements of any kind.

                  Section 3.12 Orders, Commitments and Returns. All advertising
                               -------------------------------
arrangements entered into by Zanova, and all material agreements, contracts, or commitments for the purchase of supplies by Zanova, were made in the ordinary course of business. There are no oral contracts or arrangements for the sale of advertising or any other product or service by Zanova.

                  Section 3.13 Compliance With Law. Zanova and the operation of
                               -------------------
its business are in compliance in all material respects with all applicable laws and regulations material to the operation of its business. Neither Zanova nor, to Zanova's knowledge, any of its employees has directly or indirectly paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, government official or other party in the United States or any other country, that was or is in violation of any federal, state, or local statute or law or of any statute or law of any other country having jurisdiction. Zanova has not participated directly or indirectly in any boycotts or other similar practices affecting any of its customers. Zanova has complied in all material respects at all times with any and all applicable federal, state and foreign laws, rules, regulations, proclamations and orders relating to the importation or exportation of its products, except for such noncompliance as would not in the aggregate reasonably be expected to have a Material Adverse Effect on Zanova.

         Section 3.14      Labor Difficulties; No Discrimination.
                           -------------------------------------

                  (a) Zanova is not engaged in any unfair labor practice and is not in material violation of any applicable laws respecting employment and employment practices, terms and conditions of employment, and wages and hours. There is no unfair labor practice complaint against Zanova actually pending or, to the knowledge of Zanova, threatened before the National Labor Relations Board. There is no strike, labor dispute, slowdown, or stoppage actually pending or, to the knowledge of Zanova, threatened against Zanova. To the knowledge of Zanova, no union organizing activities are taking place with respect to the business of Zanova. No grievance, nor any arbitration proceeding arising out of or under any collective bargaining agreement is pending and, to the knowledge of Zanova, no claims therefor exist. No collective bargaining agreement that is binding on Zanova restricts it from relocating or closing any of its operations. Zanova has not experienced any material work stoppage or other material labor difficulty.

                  (b) There is and has not been any claim against Zanova or its officers or employees, or to Zanova's knowledge, threatened against Zanova or its officers or employees, based on actual or alleged race, age, sex, disability or other harassment or discrimination, or similar tortuous conduct, or based on actual or alleged breach of contract with respect to any person's employment by Zanova, nor, to the knowledge of Zanova, is there any basis for any such claim.

                  (c) There are no pending claims against Zanova or any of its Subsidiaries under any workers compensation plan or policy or for long term disability. Neither Zanova nor any of its subsidiaries has any material obligations under COBRA with respect to any former employees or qualifying beneficiaries thereunder. There are no proceedings pending or, to the knowledge of Zanova, threatened, between Zanova and any of its employees, which proceedings have or could reasonably be expected to have a Material Adverse Effect on Zanova.

         Section 3.15      Trade Regulation. All of the prices charged by Zanova
                           ----------------
in connection with the marketing or sale of any products or services have been in compliance with all applicable laws and regulations. No claims have been communicated or threatened in writing against

Zanova with respect to wrongful termination of any dealer, distributor or any other marketing entity, discriminatory pricing, price fixing, unfair competition, false advertising, or any other violation of any laws or regulations relating to anti-competitive practices or unfair trade practices of any kind, and to Zanova's knowledge, no specific situation, set of facts, or occurrence provides any basis for any such claim against Zanova.

         Section 3.16      Insider Transactions. To the knowledge of Zanova, no
                           --------------------
affiliate ("Affiliate") as defined in Rule 12b-2 under the Securities Exchange
            ---------
Act of 1934, as amended (the "Exchange Act") of Zanova has any interest in any
                              ------------
equipment or other property, real or personal, tangible or intangible of Zanova, including, without limitation, any Zanova Proprietary Rights or any creditor, supplier, customer, manufacturer, agent, representative, or distributor of Zanova Products; provided, however, that no such Affiliate or other person shall be deemed to have such an interest solely by virtue of the ownership of less than one percent (1%) of the outstanding stock or debt securities of any publicly-held company, the stock or debt securities of which are traded on a recognized stock exchange or quoted on the Nasdaq Stock Market.

         Section 3.17      Employees, Independent Contractors and Consultants.
                           --------------------------------------------------
The Zanova Disclosure Schedule lists all past and all currently effective written or oral consulting, independent contractor and/or employment agreements and other material agreements concluded with individual employees, independent contractors or consultants to which Zanova is a party for (a) all consultants, employees and independent contractors directly or indirectly related to or involved in the development or preparation of the Zanova Proprietary Rights and the Zanova Components and (b) all other consultants, employees and independent contractors whose agreements involved the payment by Zanova of over $10,000 in the aggregate. True and correct copies of all such written agreements have been made available to Onvia or its representatives. All independent contractors have been properly classified as independent contractors for the purposes of federal and applicable state tax laws, laws applicable to employee benefits and other applicable law. All salaries and wages paid by Zanova are in compliance in all material respects with applicable federal, state and local laws. Also shown on the Zanova Disclosure Schedule are the names, positions and salaries or rates of pay, including bonuses, of all persons presently employed by Zanova.

         Section 3.18      Insurance. The Zanova Disclosure Schedule contains a
                           ---------
list of the principal policies of fire, liability and other forms of insurance currently or previously held by Zanova, and all claims made by Zanova under such policies. Zanova has not done anything, either by way of action or inaction, that might invalidate such policies in whole or in part. There is no claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Zanova is otherwise in compliance with the terms of such policies and bonds in all material respects. Zanova has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

         Section 3.19      Accounts Receivable. Subject to any reserves set
                           -------------------
forth in the Most Recent Balance Sheet, the accounts receivable shown on the Most Recent Balance Sheet represent and will represent bona fide claims against debtors for sales and other charges, and are not subject to discount except for normal cash and immaterial trade discounts. To the knowledge of Zanova, the amount carried for doubtful accounts and allowances disclosed in the Most Recent Balance Sheet is sufficient to provide for any losses which may be sustained on realization of the receivables.

         Section 3.20      Litigation. Except as set forth in Schedule 3.20 of
                           ----------
the Zanova Disclosure Schedule, there is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Zanova, threatened against Zanova or any of its properties or any of its officers or directors (in their capacities as such). There is no judgment, decree or order against Zanova, or, to the knowledge of Zanova, any of its directors or officers (in their capacities as such). Except as set forth in Schedule 3.20 of the Zanova Disclosure Schedule, to Zanova's knowledge, no circumstances exist that could reasonably be expected to result in a claim against Zanova as a result of the conduct of Zanova's business (including, without limitation, any claim of infringement of any intellectual property right). The matters described in this
Section 3.20 and in Schedule 3.20 include, but are not limited to, those arising under any applicable federal, state and local laws, regulations and agency interpretations of the same relating to the collection and use of user information gathered in the course of Zanova's operations.

         Section 3.21      Governmental Authorizations and Regulations. Zanova
                           -------------------------------------------
has obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (a) pursuant to which Zanova currently operates or holds any interest in any of its properties or (b) that is required for the operation of Zanova's business or the holding of any such interest, and all of such authorizations are in full force and effect, except when the failure to obtain such authorization could not be reasonably expected to have a Material Adverse Effect.

         Section 3.22      Subsidiaries. iTOOL-China L.L.C., an Arizona limited
                           ------------
liability company ("iTool"), is the only Subsidiary of Zanova. iTool has engaged
                    -----
in no business activities, has conducted no operations, has no liabilities and, except for a subscription agreement pursuant to which all of its authorized membership interests were issued to iTool, is not a party to any agreement. Except as set forth in Schedule 3.22 of the Zanova Disclosure Schedule, other than iTool, Zanova does not own or control (directly or indirectly) any capital stock, bonds or other securities of, and does not have any proprietary interest in, any other corporation, general or limited partnership, limited liability company, firm, association or business organization, entity or enterprise, and Zanova does not control (directly or indirectly) the management or policies of any other corporation, partnership, limited liability company, firm, association or business organization, entity or enterprise.

         Section 3.23      Compliance with Environmental Requirements. Zanova
                           ------------------------------------------
has obtained all permits, licenses and other authorizations which are required under federal, state and local laws applicable to Zanova and relating to pollution or protection of the environment, including laws or provisions relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials, substances, or wastes into air, surface water, groundwater, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials, substances, or wastes or which are intended to assure the safety of employees, workers or other persons, except where the failure to obtain such authorizations could not be reasonably expected to have a Material Adverse Effect. Zanova is in compliance in all material respects with all terms and conditions of all such permits, licenses and authorizations. To the knowledge of Zanova, there are no conditions, circumstances, activities, practices, incidents, or actions known to Zanova which could reasonably be expected to form the basis of any claim, action, suit, proceeding, hearing, or investigation of, by, against or relating to Zanova, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, or hazardous or toxic substance, material or waste, or relating to the safety of employees, workers or other persons.

         Section 3.24      Corporate Documents. Zanova has made available to
                           -------------------
Onvia or its representatives: (a) copies of its certificate of incorporation and bylaws, each as amended to date; (b) its minute book containing consents, actions, and meetings of the stockholders, the board of directors and any committees thereof; (c) all material permits, orders, and consents issued by any regulatory agency with respect to Zanova, or any securities of Zanova, and all applications for such permits, orders, and consents; and (d) the stock transfer books of Zanova setting forth all transfers of any capital stock. The corporate minute books, stock certificate books, stock registers and other corporate records of Zanova are complete and accurate in all material respects and, to the knowledge of Zanova but without inquiry, and the signatures appearing on all documents contained therein are the true or facsimile signatures of the persons purporting to have signed the same.

         Section 3.25      No Brokers. Except as set forth in Schedule 3.25 to
                           ----------
the Zanova Disclosure Schedule, neither Zanova nor, to Zanova's knowledge, any Zanova stockholder is obligated for the payment of fees or expenses of any broker or finder in connection with the origination, negotiation or execution of this Agreement or the other Transaction Documents or in connection with any transaction contemplated herein or therein.

         Section 3.26      Customers and Suppliers. As of the date hereof, no
                           -----------------------
customer which individually accounted for more than two percent (2%) of Zanova's gross revenues during the 12-month period preceding the date hereof, and no material supplier of Zanova, has canceled or otherwise terminated prior to the expiration of the contract term, or, to the Zanova's knowledge, made any written threat to Zanova to cancel or otherwise terminate its relationship with Zanova, or has at any time on or after March 31, 2000 decreased materially its services or supplies to Zanova in the case of any such supplier, or its usage of the services or products of Zanova in the case of such customer, and to Zanova's knowledge, no such supplier or customer intends to cancel or otherwise terminate its contractual relationship with Zanova or to decrease materially its services or supplies to Zanova or its usage of the services or products of Zanova, as the case may be. Zanova has not knowingly (a) breached, so as to provide a benefit to Zanova that was not intended by the parties, any agreement with, or (b) engaged in any fraudulent conduct with respect to, any customer or supplier or Zanova.

         Section 3.27      Zanova Action. The board of directors of Zanova, by
                           -------------
unanimous written consent or at a meeting duly called and held, has by the unanimous vote of all directors (a) determined that the Merger is fair and in the best interests of Zanova and its stockholders, (b) approved, and declared the advisability of the Merger, this Agreement and the transactions contemplated hereby in accordance with the provisions of Delaware General Corporation Law, and (c) directed that this Agreement and the Merger be submitted to Zanova stockholders for their approval and resolved to recommend that Zanova stockholders vote in favor of the approval of the Merger, this Agreement and the transactions contemplated hereby.

         Section 3.28      Privacy Laws and Policies Compliance. Zanova has
                           ------------------------------------
complied in all material respects with all applicable federal, state and local laws, and regulations relating to the collection and use of user information gathered in the course of Zanova's operations, and Zanova has at all times complied in all material respects with all rules, policies and procedures established by Zanova from time to time with respect to the foregoing.

         Section 3.29      Disclosure to Stockholders. The information related
                           --------------------------
to Zanova included in the information statement to be sent to the stockholders of Zanova in connection with the meeting of Zanova stockholders to consider the Merger (the "Zanova Stockholders Meeting") or in connection with any written
             ---------------------------
consent of stockholders of Zanova (such information statement as amended or supplemented is referred to herein as the "Information Statement") shall not, on
                                           ---------------------
the date the Information Statement is first mailed to Zanova's stockholders, at the time of the Zanova Stockholders Meeting, or written consent of stockholders and at the Effective Time, contain any statement which is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading. Whenever any event occurs which should be set forth in an amendment or supplement to the Information Statement, Zanova or Onvia, as the case may be, will promptly inform the other of such occurrence and cooperate in making any appropriate amendment or supplement, and/or mailing to stockholders of Zanova, such amendment or supplement. Notwithstanding the foregoing, Zanova makes no representation, warranty or covenant with respect to any information supplied by Onvia or Sub which is contained in any of the foregoing documents, whether such information is incorporated directly into the foregoing documents or forms the basis for information provided by Zanova.

         Section 3.30      Vote Required. The affirmative vote of the holders of
                           -------------
a majority of the Zanova Common Stock is the only vote of the holders of any of Zanova's capital stock necessary to approve this Agreement, the Transaction Documents and the transactions contemplated hereby and thereby.

         Section 3.31      Disclosure.
                           ----------

                  (a) No statements by Zanova contained in this Agreement, its exhibits and schedules nor in any of the certificates or documents, including any of the Transaction Documents, delivered or required to be delivered by Zanova to Onvia or Sub under this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

                  (b) Zanova and the Former Zanova Stockholders shall not be deemed to have made to Onvia any representations or warranties other than as expressly made by Zanova in this Agreement, including the Zanova Disclosure Schedule, or in any of the other Transaction Documents or other related documents contemplated by this Agreement and executed by such Former Zanova Stockholder in such holder's capacity as such. Without limiting the generality of the foregoing, and notwithstanding any otherwise express representations and warranties made by Zanova in this Agreement, including the Zanova Disclosure Schedule, or in any of the other Transaction Documents, Zanova and the Former Zanova Stockholders make no representations or warranties to Zanova with respect to:

                           (i)     any projections, estimates or budgets
heretofore delivered to or made available to Onvia of future revenues, future expenses or future expenditures or future results of operations; or

                           (ii)    except as expressly covered by a
representation or warranty contained in this Agreement, including the Zanova Disclosure Schedule, hereof or any other Transaction Documents, any other information or documents (financial or otherwise) made available to Onvia or its counsel, accountants or advisers with respect to Zanova.


                                  ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF ONVIA AND SUB

         Onvia and Sub jointly and severally represent and warrant to Zanova that, except as disclosed in a filing with the Securities and Exchange Commission (the "Commission"), the statements contained in this Article IV are
                 ----------
true and correct except as set forth in the disclosure schedule delivered by Onvia to Zanova on or before the date of this Agreement (the "Onvia Disclosure
                                                              ----------------
Schedule"). The Onvia Disclosure Schedule shall be arranged in paragraphs
--------
corresponding to the numbered and lettered paragraphs contained in this Article IV.

         Section 4.1       Organization of Onvia and Sub. Each of Onvia and its
                           -----------------------------
Subsidiaries, including Sub, is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the failure to be so qualified or licensed would have a Material Adverse Effect on Onvia or Sub. The authorized capital stock of Sub consists of one thousand (1,000) shares of Common Stock, all of which are issued and outstanding, duly paid and nonassessable and are owned by Onvia free and clear of all liens, charges and encumbrances.

         Section 4.2       Valid Issuance of Onvia Common Stock. The shares of
                           ------------------------------------
Onvia Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid, and nonassessable, and none of which will be subject to preemptive or repurchase rights or rights of first refusal created by applicable law, Onvia's Certificate of Incorporation or Bylaws, or any agreement by which Onvia is a party or is bound (except for the Escrow Shares which are subject to this Agreement and the Depository Agreement), and issued in compliance with all applicable federal or state securities laws.

         Section 4.3       Authority; No Conflict; Required Filings and
                           --------------------------------------------
                           Consents.
                           --------

                  (a) Each of Onvia and Sub has all requisite corporate power and authority to enter into this Agreement and the other Transaction Documents to which it is or will become a party and to consummate the transactions contemplated in this Agreement and such Transaction Documents. The execution and delivery of this Agreement and such Transaction Documents and the consummation of the transactions contemplated in this Agreement and such Transaction Documents have been duly authorized by all necessary corporate action on the part of Onvia and Sub. This Agreement has been and such Transaction Documents have been or, to the extent not executed as of the date hereof, will be duly executed and delivered by Onvia and Sub. This Agreement and each of the Transaction Documents to which Onvia or Sub is a party constitutes, and each of the Transaction Documents to which Onvia or Sub will become a party when executed and delivered by Onvia or Sub will constitute, a valid and binding obligation of Onvia or Sub, enforceable by Zanova against Onvia or Sub, as the case may be, in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered

                  (b) The execution and delivery by Onvia or Sub of this Agreement and the Transaction Documents to which it is or will become a party does not, and consummation of the transactions contemplated in this Agreement or the Transaction Documents to which it is or will become a party will not, (i) conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of Onvia or Sub, respectively, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Onvia or Sub is a party or by which either of them or any of their properties or assets may be bound, or (iii) conflict or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Onvia or Sub or any of their properties or assets, except in the case of (ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not have a Material Adverse Effect on Onvia and its Subsidiaries, taken as a whole.

                  (c) Neither the execution and delivery of this Agreement by Onvia or Sub or the Transaction Documents to which Onvia or Sub is or will become a party or the consummation of the transactions contemplated herein or therein will require any consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental

Entity, except for (i) the filing of the Certificate of Merger with the Delaware Secretary of State, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country, and (iii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, could be expected to have a Material Adverse Effect on Onvia and its Subsidiaries, taken as a whole.

         Section 4.4       Commission Filings; Financial Statements.
                           ----------------------------------------

                  (a) Onvia has filed with the Commission and made available to Zanova or its representatives all forms, reports and documents required to be filed by Onvia with the Commission since February 29, 2000 (collectively, the "Onvia Commission Reports"). The Onvia Commission Reports (i)
                    ------------------------
at the time filed, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and
(ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Onvia Commission Reports or necessary in order to make the statements in such Onvia Commission Reports, in the light of the circumstances under which they were made, not misleading.

                  (b) Each of the financial statements (including, in each case, any related notes) contained in the Onvia Commission Reports, including any Onvia Commission Reports filed after the date of this Agreement until the Closing, complied or will comply as to form in all material respects with the applicable published rules and regulations of the Commission with respect thereto, was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission) and fairly presented the consolidated financial position of Onvia and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

         Section 4.5       Compliance with Laws. Onvia has complied with, is not
                           --------------------
in violation of, and has not received any notices of violation with respect to, any federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which would not have a Material Adverse Effect on Onvia and its Subsidiaries, taken as a whole.

         Section 4.6       Interim Operations of Sub. Sub was formed by Onvia
                           -------------------------
solely for the purpose of engaging in the transactions contemplated in this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated in this Agreement. Sub has no liabilities and, except for a subscription agreement pursuant to which all of its authorized capital stock was issued to Onvia, is not a party to any agreement other than this Agreement.

         Section 4.7   Stockholders' Consent. No consent or approval of the
                       ---------------------
stockholders of Onvia is required or necessary for Onvia to enter into this Agreement or the Transaction Documents or to consummate the transactions contemplated herein and therein.

         Section 4.8   Disclosure. No statements by Onvia contained in this
                       ----------
Agreement, its exhibits and schedules, or any of the certificates or documents, including any of the Transaction Documents, required to be delivered by Onvia or Sub to Zanova under this Agreement contain any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The information related to Onvia included in the Information Statement shall not, on the date the Information Statement is first mailed to Zanova stockholders, at the time of the Zanova Stockholders Meeting or at the time of execution of a written consent of stockholders in lieu of such meeting and at the Effective Time, contain any statement which is false or misleading with respect to any material fact, or admit to state any material fact necessary in order to make the statement made therein, in light of the circumstances under which they were made, not false or misleading.

        Section 4.9    No Litigation. There is no action, investigation or
                       -------------
proceeding pending against, and to the knowledge of Onvia, threatened against or effecting Onvia or Sub before any court or government entity which in any manner challenges or seeks to prevent, join, alter or delay any of the transactions contemplated in this Agreement or which could reasonably be expected to have a Material Adverse Effect on Onvia.

                                   ARTICLE V

                        PRECLOSING COVENANTS OF ZANOVA

         Section 5.1   Approval of Zanova Stockholders. Prior to the Closing
                       -------------------------------
Date and at the earliest practicable date following the date hereof, Zanova will solicit written consents from its stockholders seeking, or hold a Zanova Stockholders' Meeting for the purpose of seeking, approval of this Agreement, the Merger and related matters. If Zanova holds a stockholders' meeting, the board of directors of Zanova will solicit proxies from Zanova's stockholders to vote such stockholders' shares at the Zanova Stockholders' Meeting. In soliciting such written consent or proxies, the board of directors of Zanova will (subject to satisfying its fiduciary obligations to the stockholders of Zanova) recommend to the stockholders of Zanova that they approve this Agreement and the Merger and shall use its reasonable efforts to obtain the approval of the stockholders of Zanova entitled to vote on or consent to this Agreement and the Merger in accordance with the Delaware General Corporation Law and Zanova's certificate of incorporation and bylaws. Zanova will prepare as soon as reasonably practicable the Information Statement in form and substance reasonably acceptable to Onvia, with respect to the solicitation of written consents and/or proxies from the stockholders of Zanova to approve this Agreement, the Merger and related matters. The Information Statement shall be in such form and contain such information so as to permit compliance by Onvia with the requirements of Regulation D under the Securities Act in connection with the issuance of shares of Onvia Common Stock in the Merger and will comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. The Information Statement shall include as an attachment an Investor Representation Statement, in substantially the form attached hereto as Exhibit C (an "Investor Representation
                                          ---------      -----------------------
Statement"), to be completed by each stockholder of Zanova and delivered to
---------
Onvia for purposes of confirming the availability of an exemption from registration under the Securities Act for the issuance by Onvia of shares of Onvia Common Stock in the Merger. Within five (5) business days after the execution of this Agreement, Zanova will distribute the Information Statement to the stockholders of Zanova. Whenever any event occurs which should be set forth in an amendment or supplement to the Information Statement, Zanova or Onvia, as the case may be, will promptly inform the other of such occurrence and cooperate in making any appropriate amendment or supplement, and/or mailing to stockholders of Zanova, such amendment or supplement. The Information Statement will include the unanimous recommendation of the board of directors of Zanova in favor of adoption and approval of this Agreement and approval of the Merger.

         Section 5.2   Advice of Changes. Zanova will promptly advise Onvia
                       -----------------
in writing of any event known to Zanova occurring subsequent to the date of this Agreement which would render any representation or warranty of Zanova contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect.

         Section 5.3   Operation of Business. During the period from the
                       ---------------------
date of this Agreement and continuing until the earlier of the termination of the Agreement or the Effective Time, Zanova agrees (except to the extent that Onvia shall otherwise consent in writing, which consent shall not be unreasonably withheld except with respect to matters specifically addressed by
Section 5.3), to carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, to pay its debts and taxes when due, subject to good faith disputes over such debts or taxes, to pay or perform other obligations when due, and, to the extent consistent with such business, use all reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of the Key Employees (as defined in Section 8.2(h)) and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, to the end that its goodwill and ongoing businesses would be unimpaired at the Effective Time. Zanova shall promptly notify Onvia of any event or occurrence not in the ordinary course of business of Zanova. Except as expressly contemplated by this Agreement, Zanova shall not, without the prior written consent of Onvia:

               (a) accelerate, amend or change the period of exercisability or the vesting schedule of restricted stock granted under any employee stock plan or agreements or authorize cash payments in exchange for any options granted under any of such plans except as specifically required by the terms of such plans or any related agreements or any such agreements in effect as of the date of this Agreement and disclosed in the Zanova Disclosure Schedule;

               (b) declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of such party, or purchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service by such party;

               (c) issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into shares of its capital stock, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than (i) the issuance of shares of Zanova Common Stock issuable upon exercise of Zanova Options or Zanova Warrants, which are outstanding on the date of this Agreement, (ii) the repurchase of shares of Common Stock from terminated employees pursuant to the terms of outstanding stock restriction or similar agreements, or (iii) as contemplated by
Section 3.2(a) of the Zanova Disclosure Schedule;

               (d) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership or other business organization or division, or otherwise acquire or agree to acquire any assets;

               (e) sell, lease, license or otherwise dispose of any of its properties or assets which are material, individually or in the aggregate, to the business of Zanova, except in the ordinary course of business;

               (f) (i) except as set forth on the Zanova Disclosure Schedule, increase or agree to increase the compensation payable or to become payable to its officers or employees, (ii) except as set forth on the Zanova Disclosure Schedule, grant any additional severance or termination pay to, or enter into any employment or severance agreements with, officers, (iii) grant any severance or termination pay to, or enter into any employment or severance agreement, with any non-officer employee, (iv) enter into any collective bargaining agreement, or (v) establish, adopt, enter into or amend in any material respect any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

               (g) revalue any of its assets, including writing down the value of inventory or writing off notes or accounts receivable;

               (h) incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities or guarantee any debt securities of others;

               (i) amend or propose to amend its certificate of incorporation or bylaws;

               (j) incur or commit to incur any capital expenditures in excess of Fifty Thousand Dollars ($50,000) in the aggregate or in excess of Twenty Thousand ($20,000) as to any individual matter without the consent of Onvia, which consent shall not be unreasonably withheld;

               (k) lease, license, sell, transfer or encumber or permit to be encumbered any asset, Zanova Proprietary Right or other property associated with the business of Zanova (including sales or transfers to Affiliates of Zanova);

               (l) enter into any lease or contract for the purchase or sale of any property, real or personal except in the ordinary course of business;

               (m) fail to maintain its equipment and other assets in good working condition and repair according to the standards it has maintained up to the date of this Agreement, subject only to ordinary wear and tear;

               (n)     change accounting methods;

               (o) amend or terminate any material contract, agreement or license to which it is a party except in the ordinary course of business;

               (p) loan any amount to any person or entity, or guaranty or act as a surety for any obligation;

               (q) waive or release any material right or claim, except in the ordinary course of business;

               (r) make or change any Tax or accounting election, change any annual accounting period, adopt or change any accounting method, file any amended Return, enter into any closing agreement, settle any Tax claim or assessment relating to Zanova, surrender any right to claim refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to Zanova, or take any other action or omit to take any action that would have the effect of increasing the Tax liability of Zanova or Onvia;

               (s) take any action or fail to take any action that would cause there to be a Material Adverse Change with respect to Zanova;

               (t) enter into any agreement outside of the ordinary course of business in which the obligation of Zanova exceeds Five Thousand Dollars ($5,000) or shall not terminate or be subject to termination for convenience within thirty (30) days following execution;

               (u) enter into any agreement (including without limitation any material licenses to information or databases, any OEM agreements, any exclusive agreements of any kind, or any agreements providing for obligations that would extend beyond one hundred eighty (180) days of the date of this Agreement) not in the ordinary course of business;

               (v) continue or begin any discussions or negotiations regarding any international expansion, licensing, joint ventures, partnership or other arrangements, plans or other similar commitments or understandings; or

               (w) take, or agree in writing or otherwise to take, any of the actions described in Sections (a) through (v) above, or any action which is reasonably likely to make any of Zanova's representations or warranties contained in this Agreement untrue or incorrect in any material respect on the date made (to the extent so limited) or as of the Effective Time.

         Section 5.4   Access to Information. Until the Closing, Zanova shall
                       ---------------------
allow Onvia and its agents reasonable free access during normal business hours upon reasonable notice to its officers, directors, employees, files, books, records, and offices, including, without limitation, any and all information relating to taxes, commitments, contracts, leases, licenses, and personal property and financial condition. Until the Closing, Zanova shall cause its accountants to cooperate with Onvia and its agents in making available all financial information requested, including without limitation the right to examine all working papers pertaining to all financial statements prepared or audited by such accountants. All such access shall be subject to the terms of the Confidentiality Agreement (as defined in Section 7.1).

         Section 5.5   Satisfaction of Conditions Precedent. Zanova will use its
                       ------------------------------------
reasonable best efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Sections 8.1 and 8.2, and Zanova will use its reasonable best efforts to cause the transactions contemplated in this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties which may be necessary or reasonably required on its part in order to effect the transactions contemplated in this Agreement. Zanova shall use its best efforts to obtain any and all consents necessary to consummate the Merger with respect to those Material Contracts listed on Schedule 5.5 of the Zanova Disclosure Schedule (the "Material Consents").
 -----------------

         Section 5.6   Other Negotiations. Following the date hereof and until
                       ------------------
termination of this Agreement pursuant to Section 9.1, Zanova will not (and it will not permit any of its officers, directors, employees, agents, Affiliates or representatives) to take any action to solicit, initiate, seek, encourage or support any inquiry, proposal or offer from, furnish any information to, or participate in any negotiations with, any corporation, partnership, person or other entity or group (other than Onvia) regarding any acquisition of Zanova, any merger or consolidation with or involving Zanova, or any acquisition of any material portion of the stock or assets of Zanova or any material license of Zanova Proprietary Rights (any of the foregoing being referred to in this Agreement as an "Acquisition Transaction") or enter into an agreement concerning
                 -----------------------
any Acquisition Transaction with any party other than Onvia. If between the date of this Agreement and the termination of this Agreement pursuant to Section 9.1, Zanova receives from a third party any offer or indication of interest regarding any Acquisition Transaction, or any request for information regarding any Acquisition Transaction, Zanova shall (a) notify Onvia immediately (orally and in writing) of such offer, indication of interest or request, including the identity of such party and the full terms of any proposal therein, and (b) notify such third party of Zanova's obligations under this Agreement.

         Section 5.7   Budget and Updated Financial Information. Zanova has made
                       ----------------------------------------
available to Onvia its monthly budget projections for the month of May 2000 and Zanova's projected monthly budget, broken down by week, for the month of June 2000.

                                  ARTICLE VI

                PRECLOSING AND OTHER COVENANTS OF ONVIA AND SUB

         Section 6.1   Advice of Changes. Onvia and Sub will promptly advise
                       -----------------
Zanova in writing of any event occurring subsequent to the date of this Agreement which would render any representation or warranty of Onvia or Sub contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect.

         Section 6.2   Reservation of Onvia Common Stock. Onvia shall prior to
                       ---------------------------------
the Effective Time reserve for issuance, out of its authorized but unissued capital stock, the maximum number of shares of Onvia Common Stock as may be issuable upon consummation of the Merger, including, without limitation, shares of Onvia Common Stock underlying the Replacement Options.

         Section 6.3   Satisfaction of Conditions Precedent. Onvia and Sub will
                       ------------------------------------
use their reasonable best efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Sections 8.1 and 8.3, and Onvia and Sub will use their reasonable best efforts to cause the transactions contemplated in this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties which may be necessary or reasonably required on its part in order to effect the transactions contemplated herein.

         Section 6.4   Nasdaq National Market Listing. If required by the
                       ------------------------------
rules of the Nasdaq National Market, Onvia shall prior to the Effective Time cause the shares of Onvia Common Stock issuable to the stockholders of Zanova in the Merger to be authorized for listing on the Nasdaq National Market.

         Section 6.5   Stock Options and Warrants.
                       --------------------------

               (a) At the Effective Time, the Zanova Stock Options will be treated in accordance with Section 2.1(d) and Schedule 2.1(d) of the Zanova Disclosure Schedule.

               (b) Each Zanova Warrant, to the extent outstanding at the Effective Time, whether or not exercisable and whether or not vested at the Effective Time, shall remain outstanding at the Effective Time. At the Effective Time, Zanova Warrants shall, by virtue of the Merger and without any further action on the part of Zanova or the holder of any of Zanova Warrants (unless further action may be required by the terms of any of Zanova Warrants), be assumed by Onvia pursuant to such documentation as is reasonably acceptable to Zanova and each Zanova Warrant assumed by Onvia shall be exercisable upon the same terms and conditions as under the applicable warrant agreements with respect to such Zanova Warrants, except that (A) each such Zanova Warrant shall be exercisable for that whole number of shares of Onvia

Common Stock (rounded down to the nearest whole share) into which the number of shares of Zanova Common Stock subject to such Zanova Warrant would be converted under Section 2.1(c), and (B) the exercise price per share of Onvia Common Stock shall be (1) $9.95 for warrants with an exercise price of $2.10 per share of Zanova Common Stock and (2) $21.31 for warrants with an exercise price of $4.50 per share of Zanova Common Stock. From and after the Effective Time, all references to Zanova in the warrant agreements underlying Zanova Warrants shall be deemed to refer to Onvia. Onvia further agrees that, notwithstanding any other term of this Section 6.5(d) to the contrary, if required under the terms of Zanova Warrants or if otherwise appropriate under the terms of Zanova Warrants, it will execute a supplemental agreement with the holders of Zanova Warrants to effectuate the foregoing. No payment shall be made for fractional shares. Onvia shall (i) on or prior to the Effective Time, reserve for issuance the number of shares of Onvia Common Stock that will become subject to warrants to purchase Onvia Common Stock ("Onvia Warrants") pursuant to this Section
                                 --------------
6.5(d), (ii) from and after the Effective Time, upon exercise of the Onvia Warrants in accordance with the terms thereof, make available for issuance all shares of Onvia Common Stock covered thereby and (iii) as promptly as practicable following the Effective Time, issue to each holder of an outstanding Zanova Warrant a document evidencing the foregoing assumption by Onvia.

               (c) Onvia shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Onvia Common Stock for delivery upon exercise of the Replacement Options and the Zanova Warrants. Promptly after August 29, 2000, Onvia shall file a Registration Statement on Form S-8 (or any successor form) under the Securities Act with respect to all shares of Onvia Common Stock underlying the Replacement Options (provided that such shares may be registered on a currently filed Form S-8), and shall use its best efforts to maintain the effectiveness of such Registration Statement for so long as such Replacement Options remain outstanding. In addition, if required Onvia shall use its reasonable efforts to cause the Onvia Common Stock underlying the Replacement Options and the Zanova Warrants to be authorized for quotation on the Nasdaq National Market.

         Section 6.6   Registration Rights. Onvia and Zanova will execute and
                       -------------------
deliver at closing a Registration Rights Agreement in the form attached hereto as Exhibit D granting the Holders registration according to the terms, but
   ---------
subject to the conditions set forth therein (the "Registration Rights
                                                  -------------------
Agreement").
---------

         Section 6.7   Certain Employee Benefit Matters. From and after the
                       --------------------------------
Effective Time, employees of Zanova at the Effective Time will be provided with employee benefits by the Surviving Corporation or Onvia which in the aggregate are no less favorable to such employees than those provided from time to time by Onvia to its similarly situated employees. If any employee of Zanova becomes a participant in any employee benefit plan (other than any stock option plan), program, policy or arrangement of Onvia, such employee shall be given credit for all service prior to the Effective Time with Zanova to the extent permissible under such plan, program, policy or arrangement. Schedule 6.7 of the Zanova Disclosure Statement sets forth the treatment of certain employees of Zanova following the Merger as agreed by Onvia and Zanova.

         Section 6.8   Due Diligence Investigation. Without limiting the
                       ---------------------------
representations, warranties, covenants and agreements contained in this
Agreement:

               (a) Onvia acknowledges that as of the Effective Time (i) it has had the opportunity to visit with Zanova and meet with Zanova's officers and other representatives to discuss the business and the assets, liabilities, financial condition, cash flow, intellectual property and operations of Zanova, and (b) all materials and information requested by Onvia have been made available to Onvia to Onvia's reasonable satisfaction;

               (b) Onvia acknowledges that as of the Effective Time it has made its own independent examination, investigation, analysis, and evaluation of Zanova, including Onvia's own estimate of the value of Zanova's business; and

               (c) Onvia acknowledges that it has undertaken such due diligence (including a review of the assets, liabilities, books, records and contracts of Zanova as Onvia deems adequate, including that described above.

                                  ARTICLE VII

                               OTHER AGREEMENTS

         Section 7.1   Confidentiality. Each party acknowledges that Onvia and
                       ---------------
Zanova have previously executed a Non-Disclosure Agreement (the "Confidentiality
                                                                 ---------------
Agreement"), which agreement shall continue in full force and effect in
---------
accordance with its terms.

         Section 7.2   No Public Announcement. The parties shall make no public
                       ----------------------
announcement concerning this Agreement, their discussions or any other memoranda, letters or agreements between the parties relating to the Merger; provided, however, that either of the parties, but only after reasonable consultation with the other, may make disclosure if required under applicable law or the rules of any applicable regulatory authority, including, but not limited to, the rules of the Nasdaq National Market; and provided, further, however, that following execution of this Agreement or consummation of the Merger Onvia may make a public announcement regarding the Merger and the integration of Zanova's business into that of Onvia.

         Section 7.3   Regulatory Filings; Consents; Reasonable Efforts. Subject
                       ------------------------------------------------
to the terms and conditions of this Agreement, Zanova and Onvia shall use their respective reasonable good faith efforts to (a) make all necessary filings with respect to the Merger and this Agreement under the Exchange Act and applicable blue sky or similar securities laws and obtain required approvals and clearances with respect thereto and supply all additional information requested in connection therewith; (b) make merger notification or other appropriate filings with federal, state or local governmental bodies or applicable foreign governmental agencies and obtain required approvals and clearances with respect thereto and supply all additional information requested in connection therewith;
(c) obtain all consents, waivers, approvals, authorizations and orders required in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger; and (d) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable.

         Section 7.4   Further Assurances. Prior to and following the Closing,
                       ------------------
each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated herein and to carry into effect the intents and purposes of this Agreement.

         Section 7.5   Depository Agreement. On or before the Effective Time,
                       --------------------
Onvia shall, and the parties hereto shall exercise their reasonable good faith efforts to cause the Depository Agent (as defined in Section 10.2) and the Stockholders' Agents (as defined in Section 10.9), to enter into an Depository Agreement in substantially the form attached hereto as Exhibit B.
                                                       ---------

         Section 7.6   FIRPTA. Zanova shall, prior to the Closing Date, provide
                       ------
Onvia with a properly executed Foreign Investment and Real Property Tax Act of 1980 ("FIRPTA") FIRPTA Notification Letter which states that shares of capital
       ------
stock of Zanova do not constitute "United States real property interests" under
Section 897(c) of the Code, for purposes of satisfying Onvia's obligations under Treasury Regulation Section 1.1445-2(c)(3). In addition, simultaneously with delivery of such FIRPTA Notification Letter, Zanova shall provide to Onvia, as agent for Zanova, a form of notice to the Internal Revenue Service in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2), along with written authorization for Onvia to deliver such notice form to the Internal Revenue Service on behalf of Zanova upon the Closing of the Merger.

         Section 7.7   Blue Sky Laws. Onvia shall take such steps as may be
                       -------------
necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Onvia Common Stock in connection with the Merger. Zanova shall use its reasonable good faith efforts to assist Onvia as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Onvia Common Stock in connection with the Merger.

         Section 7.8   Other Filings. As promptly as practicable after the date
                       -------------
of this Agreement, Zanova and Onvia will prepare and file any other filings required under the Exchange Act, the Securities Act or any other Federal, foreign or state securities or blue sky laws relating to the Merger and the transactions contemplated in this Agreement (the "Other Filings"). The Other
                                                  -------------
Filings will comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Other Filings, Zanova or Onvia, as the case may be, will promptly inform the other of such occurrence and cooperate in making any appropriate amendment or supplement, and/or mailing to stockholders of Zanova, such amendment or supplement.

         Section 7.9   Indemnification of Directors, Officers and Employees.
                       ----------------------------------------------------

               (a) Onvia and the Surviving Corporation shall not, for a period of three years after the Effective Time, take any action to alter or impair any exculpatory or indemnification provisions in the Certificate of Incorporation or Bylaws of the Surviving Corporation for the benefit of any individual who served as a director or officer of Zanova or its Subsidiaries at any time prior to the Effective Time, except for any changes which may be required to conform with changes in applicable law and any changes which do not affect the application of such provisions to acts or omissions of such individuals prior to the Effective Time.

               (b) During the six-year period commencing on the Effective Time, Onvia agrees that it will, and will cause the Surviving Corporation to, indemnify and hold harmless, to the same extent such person is entitled to indemnification or to be held harmless by Zanova as of the date of this Agreement, each present and former director, officer and employee of Zanova and its subsidiaries (the "Indemnified Executives") against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities actually incurred or amounts paid in settlement incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time (and Onvia and the Surviving Corporation shall also advance expenses as incurred to such person, to the same extent such person is entitled to the advancement of such expenses as of the date of this Agreement, provided the Indemnified Executive to whom expenses are advanced provides an undertaking to repay such advances of it is ultimately determined that such Indemnified Executive is not entitled to indemnification).

                                 ARTICLE VIII

                             CONDITIONS TO MERGER

         Section 8.1   Conditions to Each Party's Obligation to Effect the
                       ---------------------------------------------------
Merger. The respective obligations of each party to this Agreement to effect the
------
Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

               (a)     Stockholder Approval. The stockholders of Zanova entitled
                       --------------------
to vote on or consent to this Agreement and the Merger in accordance with Delaware Law and Zanova's certificate of incorporation shall have approved this Agreement and the Merger.

               (b)     Approvals. Other than the filing provided for by Section
                       ---------
1.2, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity shall have been filed, occurred or been obtained.

               (c)     No Injunctions or Restraints; Illegality. No temporary
                       ----------------------------------------
restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger or limiting or restricting the conduct or operation of the business of Zanova by Onvia after the

Merger shall have been issued, nor shall any proceeding brought by a domestic administrative agency or commission or other domestic Governmental Entity or other third party, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal.

                  (d)  Nasdaq. If required by the rules of the Nasdaq National
                       ------
Market, the shares of Onvia Common Stock to be issued in the Merger shall have been approved for quotation on the Nasdaq National Market.

         Section 8.2   Additional Conditions to Obligations of Onvia and Sub.
                       -----------------------------------------------------
The obligations of Onvia and Sub to effect the Merger are subject to the satisfaction of each of the following conditions, any of which may be waived in writing exclusively by Onvia and Sub:

                  (a)  Representations and Warranties. The representations
                       ------------------------------
and warranties of Zanova set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except for changes contemplated in this Agreement; and Onvia shall have received a certificate signed on behalf of Zanova by the chief executive officer or the chief financial officer of Zanova to such effect.

                  (b)  Performance of Obligations of Zanova. Zanova shall
                       ------------------------------------
have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date; and Onvia shall have received a certificate signed on behalf of Zanova by the chief executive officer or chief financial officer of Zanova to such effect.

                  (c)  Secretary's Certificate. Zanova shall have delivered to
                       -----------------------
Onvia (i) resolutions of the board of directors of Zanova, certified by its Secretary authorizing its execution and delivery of this Agreement and the performance of its obligations hereunder, and (ii) resolutions adopted by written consent of the holders of Zanova Capital Stock or at a duly convened meeting of those stockholders authorizing the execution and delivery of this Agreement and the performance of Zanova's obligations hereunder certified by Zanova's secretary. The secretary of Zanova shall also provide certificate to Onvia certifying the number of shares voted in favor of and those voted against against, as well as shares abstaining from the vote on, the approval of this Agreement and the transactions contemplated hereby at the Zanova Stockholders Meeting or in the written consent approving this Agreement and the transactions contemplated hereby.

                  (d)  Certificate and Bylaws. Zanova shall have delivered a
                       ----------------------
copy of the certificate of incorporation of the Zanova, certified as of a recent date by the Secretary of State of Delware, and the Bylaws of Zanova, certified as of a recent date by its Secretary.

                  (e)  Blue Sky Laws. Onvia shall have received all state
                       -------------
securities or "Blue Sky" permits and other authorizations necessary to issue shares of Onvia Common Stock pursuant to the Merger.

                  (f)  Affirmative Vote or Dissenting Stockholders. Either
                       -------------------------------------------
(i) holders of ninety five percent (95%) or more of Zanova's issued and outstanding capital stock shall have voted in favor of the approval of the Merger, this Agreement and the transactions contemplated hereby, or (ii) holders of not more than four percent (4%) of Zanova's issued and outstanding capital stock as of the Closing shall have elected to, or continue to have contingent rights to, exercise appraisal rights under Delaware Law as to such shares and the time for exercising those rights under Delaware Law shall have expired.

                  (g)  Depository Agreement. The Depository Agent and
                       --------------------
Stockholders' Agents shall have executed and delivered to Onvia the Depository Agreement and such agreement shall remain in full force and effect.

                  (h)  Key Employees; Employee Agreements. Each of the Zanova
                       ----------------------------------
employees identified on Schedule 8.2(h) of the Zanova Disclosure Schedule (collectively, the "Key Employees") shall have executed and delivered
                    -------------
employment, non-competition and non-solicitation agreements in substantially the form attached hereto as Exhibit E.
                        ---------

                  (i)  Opinion of Zanova's Counsel. Onvia shall have received an
                       ---------------------------
opinion dated the Closing Date of Greenberg Traurig, L.L.P., counsel to Zanova, as to the matters in the form attached hereto as Exhibit F.
                                                 ---------

                  (j)  Approvals. All authorizations, consents (including
                       ----------
the Material Consents), or approvals of, or notifications to any third party, required by Zanova's contracts, agreements or other obligations in connection with the consummation of the Merger shall have occurred or been obtained.

                  (k)  Financial Statements.  Zanova shall have provided all
                       --------------------
of the information required by Section 5.7.

                  (l)  Board Resignations. Zanova shall have delivered to
                       ------------------
Onvia written letters of resignation from the Zanova board of directors from each of the current members of such board of directors, in each case effective at the Effective Time.

                  (m)  Securities Exemption. Either (i) counsel to Onvia
                       --------------------
shall be satisfied in its reasonable discretion that the requirements of Rule 506 under the Securities Act and all applicable state securities or "blue sky" laws have been satisfied with respect to the purchase of Onvia Common Stock to be made pursuant to this Agreement or (ii) counsel to Zanova and counsel to Onvia shall have agreed that the purchase of Onvia Common Stock pursuant to this Agreement is otherwise exempt from the registration requirements of the Securities Act and that all requirements of all applicable state securities or "blue sky" laws have been satisfied.

                  (n)  Options. All Zanova Options will have been assumed
                       -------
and converted in accordance with Section 2.1 and Schedule 2.1(d) in a manner reasonably acceptable to Onvia except as otherwise provided in this Agreement and the Zanova Disclosure Schedule.

                  (o)  [Intentionally Omitted.]
                        ---------------------

                  (p)  No Material Change. There shall not have been any
                       ------------------
material adverse change in the financial condition, results of operations, assets, liabilities, business or prospects of Zanova since March 31, 2000.

                  (q)  Employment Releases. Each of the employees of Zanova
                       -------------------
listed in Section 8.2 (q) of the Zanova Disclosure Schedule shall have entered into severance and release agreements, in a form satisfactory to Onvia, and such agreements shall have been delivered to Onvia. Each of those agreements shall provide that such employee will be terminated the day after the Closing Date.

                  (r)  AppsWare Lockup and Employee Nonsolicitation. APPSWare
                       --------------------------------------------
Holdings, Inc., an Arizona corporation ("AppsWare"), on behalf of itself and its subsidiaries, and T. Jason Barney shall have entered into the AppsWare Lockup and Employee Nonsolicitation Agreement in the form attached hereto as Exhibit G
                                                                       ---------
with Onvia.

                  (s)  Zanova Stockholder Lockup. Holders of at least eighty
                       -------------------------
percent (80%) of aggregate number of Fully-Diluted Number of Shares of Zanova Capital Stock and shares subject to Zanova Options shall have entered into Lockup Agreements in the form attached hereto as Exhibit H.
                                                 ---------

         Section 8.3   Additional Conditions to Obligations of Zanova. The
                       ----------------------------------------------
obligation of Zanova to effect the Merger is subject to the satisfaction of each of the following conditions, any of which may be waived, in writing, exclusively by Zanova:

                  (a)  Representations and Warranties. The representations
                       ------------------------------
and warranties of Onvia and Sub set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and Zanova shall have received a certificate signed on behalf of Onvia by the chief financial officer of Onvia to such effect.

                  (b)  Performance of Obligations of Onvia and Sub. Onvia and
                       -------------------------------------------
Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date; and Zanova shall have received a certificate signed on behalf of Onvia by the chief financial officer of Onvia to such effect.

                  (c)  Secretary's Certificate. Onvia shall have delivered to
                       -----------------------
Zanova resolutions of the board of directors of each of Onvia and Sub, certified by the Secretary of Onvia and Sub, respectively, authorizing the execution and delivery of this Agreement by each of them and the performance of their obligations hereunder.

                  (d)  Certificate and Bylaws. Onvia shall have delivered a
                       ----------------------
copy of the certificate of incorporation of each of the Onvia and Sub, certified as of a recent date by the Secretary of State of Delaware, and the Bylaws of each of Onvia and Sub, certified as of a recent date by the Secretary of Onvia and Sub, respectively.

                  (e)  Opinion of Onvia's Counsel. Zanova shall have received an
                       --------------------------
opinion dated the Closing Date of Venture Law Group, A Professional Corporation, counsel to Onvia, as to the matters attached hereto as Exhibit I.
                                                       ---------

                                  ARTICLE IX

                           TERMINATION AND AMENDMENT

         Section 9.1  Termination. This Agreement may be terminated at any
                      -----------
time prior to the Effective Time:

                  (a)  by mutual written consent of Onvia and Zanova;

                  (b) by either Onvia or Zanova, by giving written notice to the other party, if a court of competent jurisdiction or other Governmental Entity shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, except, if such party relying on such order, decree or ruling or other action shall not have complied with its respective obligations under Sections 5.5 or 6.3 of this Agreement, as the case may be;

                  (c) by Onvia or Zanova, by giving written notice to the other party, if the other party is in material breach of any representation, warranty, or covenant of such other party contained in this Agreement, which breach shall not have been cured, if subject to cure, within ten (10) business days following receipt by the breaching party of written notice of such breach by the other party;

                  (d) by Onvia, by giving written notice to Zanova, if the Closing shall not have occurred on or before July 31, 2000 by reason of the failure of any condition precedent under Section 8.1 or 8.2 (unless the failure results primarily from a breach by Onvia of any representation, warranty, or covenant of Onvia contained in this Agreement or Onvia's failure to fulfill a condition precedent to closing or other default);

                  (e) by Zanova, by giving written notice to Onvia, if the Closing shall not have occurred on or before July 31, 2000 by reason of the failure of any condition precedent under Section 8.1 or 8.3 (unless the failure results primarily from a breach by Zanova of any representation, warranty, or covenant of Zanova contained in this Agreement or Zanova's failure to fulfill a condition precedent to closing or other default); and

                  (f) by Onvia, by giving written notice to Zanova, if the required approvals of the stockholders of Zanova contemplated in this Agreement shall not have been obtained by reason of the failure to obtain the required consents or votes upon a vote taken by written consent or at a meeting of stockholders, duly convened therefor or at any adjournment thereof.

         Section 9.2   Effect of Termination. In the event of termination of
                       ---------------------
this Agreement as provided in Section 9.1, this Agreement shall immediately become void and there shall be no liability or obligation on the part of Onvia, Zanova, Sub or their respective officers, directors, stockholders or Affiliates, except as set forth in Section 9.3 and further except to the extent that such termination results from the willful breach by any such party of any of its representations, warranties or covenants set forth in this Agreement.

         Section 9.3  Fees and Expenses.
                      -----------------

                  (a) Except as set forth in this Section 9.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated herein shall be paid by the party incurring such expenses, whether or not the Merger is consummated. Zanova has submitted a budget to Onvia for completion of the Merger. Zanova shall use its best efforts to consummate the Merger within such budget and shall not enter into any agreement inconsistent with such budget.

                  (b) If the Merger is consummated, all legal, accounting, investment banking, broker's and finder's fees and expenses incurred by Zanova or its stockholders in connection with the Merger shall be deemed expenses of the stockholders of Zanova to the extent such fees and expenses exceed Three Hundred Thousand Dollars ($300,000), and shall be borne by the stockholders of Zanova to such extent and will not become obligations of Zanova. In addition, Zanova may pay up to an additional Two Hundred Thousand Dollars ($200,000) of such fees and expenses if and only if Zanova has at least such amount of available cash on the Closing Date and such payment is made out of such available cash. Zanova will make arrangements for the payments of such fees acceptable to Onvia. Any such fees and expenses in excess of Three Hundred Thousand Dollars ($300,000), or Five Hundred Thousand Dollars ($500,000) in the aggregate if the additional Two Hundred Thousand Dollars ($200,000) is paid out of available cash pursuant to this paragraph, incurred by Zanova shall be recoverable from the Escrow Fund (as defined in Section 10.2) as Damages (as defined in Section 10.1) without regard to the Indemnification Threshold or Indemnification Deductible as contemplated in Section 10.3.

                                   ARTICLE X

                        DEPOSITORY AND INDEMNIFICATION

         Section 10.1 Indemnification. From and after the Effective Time and
                      ---------------
subject to the limitations contained in Section 10.2, the Former Zanova Stockholders will, severally and pro rata, in accordance with their Pro Rata Portion, indemnify and hold Onvia harmless against any loss, expense, liability or other damage, including reasonable attorneys' fees, to the extent of the amount of such loss, expense, liability or other damage (collectively "Damages")
                                                                       -------
that Onvia has incurred by reason of the breach (as finally resolved under the Depository Agreement) by Zanova of any representation, warranty, covenant or agreement of Zanova contained in this Agreement that occurs or becomes known to Onvia during the Escrow Period (as defined in Section 10.4 below). Onvia, Zanova and Sub acknowledge and agree, and the Former Zanova Stockholders, by their approval of this Agreement, agree that notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document, such indemnification under this Article X shall be the sole and exclusive remedy for any such claim of breach by Zanova, except as otherwise provided in this Article X and Section 11.1.

         Section 10.2   Escrow Fund. Except as contemplated by Section 11.1,
                        -----------
as security and the sole and exclusive recourse for the indemnities and breaches of any representations, warranties or covenants contained in this Agreement or of representations, warranties or covenants of Zanova in any of the other Transaction Documents, as soon as practicable after the Effective Time, the Escrow Shares shall be deposited with U.S. Stock Transfer Corporation (or such other institution selected by Onvia with the reasonable consent of Zanova) as depository agent (the "Depository Agent"), such deposit to constitute the Escrow
                       ----------------
Fund (the "Escrow Fund") and to be governed by the terms set forth in this
           -----------
Article X and in the Depository Agreement. Notwithstanding the foregoing or anything to the contrary contained in this Agreement, the indemnification obligations of the Former Zanova Stockholders pursuant to this Article X or otherwise shall be limited to the Escrow Shares deposited and present in the Escrow Fund and Onvia shall not be entitled to pursue any claims for indemnification under this Article X or otherwise against the Former Zanova Stockholders directly or personally, and the sole recourse of Onvia shall be to make claims against the Escrow Fund in accordance with the terms of the Depository Agreement; provided, however, that in the case of the matters specified in Section 11.1(a), (b) and (c) Onvia may bring claims against the Former Zanova Stockholders after the conclusion of the Escrow Period until the expiration of the period set forth in the applicable subsection; and provided further, however, that Onvia may not recover amounts that in the aggregate (when combined with amounts recovered during the Escrow Period) exceed the value of the Escrow Shares as determined in accordance with Section 10.6; and provided further, however, Onvia may bring claims against one or more Former Zanova Stockholders for breaches of representations, warrants or covenants made by such Former Zanova Stockholder in Transaction Documents or other agreements or documents contemplated by this Agreement or the Transaction Documents (including, but not limited to, the Letter of Transmittal) executed by such Former Zanova Stockholder in its capacity as a stockholder without regard to the Indemnification Threshold, the Indemnification Threshold or the limitations or requirements of this Article X or Section 11.1.

         Section 10.3   Damage Threshold. Notwithstanding the foregoing, the
                        ----------------
Former Zanova Stockholders shall have no liability under Section 10.1 and Onvia may not receive any shares from the Escrow Fund unless and until an Officer's Certificate or Certificates (as defined in Section 10.5 below) for an aggregate amount of Onvia's Damages in excess of One Hundred and Fifty Thousand Dollars ($150,000) (the "Indemnification Threshold") has been delivered to the Stockholders' Agents and to the Depository Agent; provided, however, that after an Officer's Certificate or Certificates for an aggregate amount equal to or greater than the Indemnification Threshold in Damages has been delivered, Onvia shall be entitled to receive Escrow Shares equal in value to the full amount of Damages identified in such Officer's Certificate or Certificates for all amounts in excess of Seventy Five Thousand Dollars ($75,000) (the "Indemnification Deductible"); provided, however, that the Indemnification Deductible shall only be deducted from the first such payment.

         Section 10.4   Escrow Periods. The Escrow Fund shall terminate upon
                        --------------
the first anniversary date of the Closing Date (the period from the Closing Date to such date referred to as the "Escrow Period"), provided, however, that the
                                 -------------
number of Escrow Shares, which, in the reasonable judgment of Onvia, subject to the objection of the Stockholders' Agents and the subsequent resolution of the matter in the manner provided in Section 10.8, are necessary to satisfy any unsatisfied claims specified in any Officer's Certificate theretofore delivered to the Depository Agent and the Stockholders' Agents prior to termination of the Escrow Period with respect to Damages incurred or litigation pending prior to expiration of the Escrow Period, shall remain in the Escrow Fund until such claims have been finally resolved.

         Section 10.5   Claims Upon Escrow Fund. Upon receipt by the Depository
                        -----------------------
Agent on or before the last day of the Escrow Period of a certificate signed by any appropriately authorized officer of Onvia (an "Officer's Certificate"):
                                                   ---------------------

                  (i) Stating the aggregate amount of Onvia's Damages or an estimate thereof, in each case to the extent known or determinable at such time; and

                  (ii) Specifying in reasonable detail the individual items of such Damages included in the amount so stated, the date each such item was paid or properly accrued or arose, and the nature of the misrepresentation, breach or claim to which such item is related, the Depository Agent shall, subject to the provisions of Sections 10.3 and 10.8 hereof and of the Depository Agreement, deliver to Onvia out of the Escrow Fund, as promptly as practicable, Escrow Shares having a value equal to such Damages all in accordance with the Depository Agreement and Section 10.6 below. Amounts paid or distributed from the Escrow Fund shall be paid or distributed pro rata among the Holders (as defined in the Depository Agreement) based upon their respective percentage interests therein at the time.

         Section 10.6   Valuation. For the purpose of compensating Onvia for
                        ---------
its Damages pursuant to this Agreement, the value per share of the Escrow Shares which shall be released to Onvia in respect of a claim for Damages shall be $7.08.

         Section 10.7   Objections to Claims. At the time of delivery of any
                        --------------------
Officer's Certificate to the Depository Agent, a duplicate copy of such Officer's Certificate shall be delivered to the Stockholders' Agents (as defined in Section 10.9 below) and for a period of thirty (30) days after such delivery, the Depository Agent shall make no delivery of Escrow Shares pursuant to Section
10.4 unless the Depository Agent shall have received written authorization from the Stockholders' Agents to make such delivery. After the expiration of such thirty (30) day period, the Depository Agent shall make delivery of the Escrow Shares in the Escrow Fund in accordance with Section 10.4; provided, however, that no such delivery may be made if the Stockholders' Agents shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Depository Agent and to Onvia prior to the expiration of such thirty (30) day period.

         Section 10.8   Resolution of Conflicts.
                        -----------------------

                  (a) In case the Stockholders' Agents shall so object in writing to any claim or claims by Onvia made in any Officer's Certificate, Onvia shall have thirty (30) days to respond in a written statement to the objection of the Stockholders' Agents. If after such thirty (30) day period there remains a dispute as to any claims, the Stockholders' Agents and Onvia shall attempt in good faith for thirty (30) days to agree upon the rights of the respective parties with respect to each of such claims. If the Stockholders' Agents and Onvia should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Depository Agent. The Depository Agent shall be entitled to rely on any such memorandum and shall distribute the Escrow Shares from the Escrow Fund in accordance with the terms of the memorandum.
                  (b) If no such agreement can be reached after good faith negotiation, either Onvia or the Stockholders' Agents may, by written notice to the other, demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Within fifteen (15) days after such written notice is sent, Onvia (on the one hand) and the Stockholders' Agents (on the other hand) shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The decision of the arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 10.4, the Depository Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance with such decision.

                  (c) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in King County, Washington under the commercial rules then in effect of the American Arbitration Association. The non-prevailing party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative fee of the American Arbitration Association, and the expenses, including, without limitation, the reasonable attorneys' fees and costs, incurred by the prevailing party to the arbitration.

         Section 10.9   Stockholders' Agents.
                        --------------------

                  (a) If this Agreement and the Merger are approved by the requisite vote of Zanova's stockholders, effective upon such vote and without any further act by any Former Zanova Stockholder, APPSWare Holdings, Inc. and Richard Neuheisel shall be constituted and appointed as agents (the "Stockholders' Agents") for and on behalf of the Former Zanova Stockholders to
 --------------------
give and receive notices and communications, to authorize delivery to Onvia of the Escrow Shares or other property from the Escrow Fund in satisfaction of claims by Onvia, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Stockholders' Agents for the accomplishment of the foregoing. All actions of the Stockholders' Agents shall be taken jointly, not individually. Such agency may be changed by the holders of a majority in interest of the Escrow Shares from time to time upon not less than ten (10) days' prior written notice to Onvia. No bond shall be required of the Stockholders' Agents, and the Stockholders' Agents shall receive no compensation for services. Notices or communications to or from the Stockholders' Agents shall constitute notice to or from each of the Former Zanova Stockholders.

                  (b) The Stockholders' Agents shall not be liable for any act done or omitted hereunder as Stockholders' Agent while acting in good faith, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Former Zanova Stockholders shall severally and pro rata, in accordance with their Pro Rata Portion, indemnify the Stockholders' Agents and hold them harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Stockholders' Agents and arising out of or in connection with the acceptance or administration of their duties hereunder under this Agreement or the Depository Agreement.

                  (c) The Stockholders' Agents shall have reasonable access to information about Zanova and Onvia and the reasonable assistance of Zanova's and Onvia's officers and employees for purposes of performing their duties and exercising their rights under this Article X, provided that the Stockholders'
                                              --------
Agents shall treat confidentially and not disclose any nonpublic information from or about Zanova or Onvia to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

         Section 10.10  Actions of the Stockholders' Agents. A decision, act,
                        -----------------------------------
consent or instruction of the Stockholders' Agents shall constitute a decision of all of the Former Zanova Stockholders for whom shares of Onvia Common Stock otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each such Former Zanova Stockholder, and the Depository Agent and Onvia may rely upon any decision, act, consent or instruction of the Stockholders' Agents as being the decision, act, consent or instruction of each and every such Former Zanova Stockholder. The Depository Agent and Onvia are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Stockholders' Agents.

         Section 10.11  Claims. In the event Onvia becomes aware of a third-
                        ------
party claim which Onvia believes may result in a demand against the Escrow Fund, Onvia shall promptly notify the Stockholders' Agents of such claim, and the Stockholders' Agents and the Former Zanova Stockholders for whom shares of Onvia Common Stock otherwise issuable to them are deposited in the Escrow Fund shall be entitled, at their expense, to participate in any defense of such claim. Onvia shall have the right in its sole discretion to settle any such claim; provided, however, that Onvia may not effect the settlement of any such claim without the consent of the Stockholders' Agents, which consent shall not be unreasonably withheld. In the event that the Stockholders' Agents have consented to any such settlement, the Stockholders' Agents shall have no power or authority to object to the amount of any claim by Onvia against the Escrow Fund for indemnity with respect to such settlement in the amount agreed to.

                                  ARTICLE XI
                                 MISCELLANEOUS

         Section 11.1   Survival of Representations and Covenants. Subject to
                        -----------------------------------------
the limitations contained in Article X, all representations, warranties, covenants and agreements of Zanova contained in this Agreement shall survive the Closing and any investigation at any time made by or on behalf of Onvia until, and the right to make claims thereunder shall terminate upon, (a) the thirtieth day following the expiration of the statute of limitations applicable to any Tax liability for any misrepresentation or breach of warranty made in
Section 3.5, (b) the third anniversary of the Closing Date for any misrepresentation or breach of warranty made in Section 3.8, (c) in the case of any breach with respect to fraud, intentional misrepresentation or active concealment, the representations and warranties of Zanova shall survive until sixty days following the expiration of any applicable statute of limitations (including any extensions thereof), and (d) until the end of the Escrow Period for all other representations, warranties, covenants and agreements of Zanova. If Escrow Shares or other assets are retained in the Escrow Fund beyond expiration of the period specified in the Depository Agreement, then (notwithstanding the expiration of such time period) the representation, warranty, covenant or agreement applicable to such claim shall survive until, but only for purposes of, the resolution of the claim to which such retained Escrow Shares or other assets relate. All representations, warranties, covenants and agreements of Onvia contained in this Agreement shall terminate as of the first anniversary of the Closing Date, provided, however, that the covenants and agreements contained in Article VI and Section 9.3, and Articles X and XI, shall survive the Closing and shall continue in full force and effect.

         Section 11.2   Notices. All notices and other communications hereunder
                        -------
shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or two business days after being mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                 (a)       if to Onvia or Sub to:

                           Onvia.com, Inc.
                           1260 Mercer Street
                           Seattle, Washington 98109
                           Attention:  Chief Strategy Officer
                           Fax No:  (206) 282-5170
                           Telephone No:  (206) 282-8171

                           with a copy at the same address to the attention of the General Counsel and Secretary and with a copy to:

                           Venture Law Group
                           A Professional Corporation
                           4750 Carillon Point
                           Kirkland, Washington 98033-7355
                           Attention:   Christopher J. Hurley
                           Fax No:  (425) 739-8750
                           Telephone No:  (425) 739-8700

                  (b)      if to Zanova prior to the Closing:

                           Zanova Inc.
                           6900 East Camelback Road

                           Suite 750
                           Scottsdale, Arizona 85251
                           Attention:  General Counsel
                           Fax No: (480) 421-1319
                           Telephone No: (480) 421-1250

                           with a copy to:

                           Greenberg Traurig, L.L.P.
                           1 East Camelback Road
                           Suite 1100
                           Phoenix, Arizona
                           Attention:  Robert S. Kant
                           Fax No:  (602) 263-2350
                           Telephone No:  (602) 263-2606

                  (c) If to Zanova and/or the Stockholders' Agents after the Closing:

                           Zanova Inc.
                           6900 East Camelback Road
                           Suite 750
                           Scottsdale, Arizona 85251
                           Attention:  General Counsel
                           Fax No: (480) 421-1319
                           Telephone No: (480) 421-1250

                           APPSWare Holdings, Inc.
                           6900 East Camelback Road
                           Suite 700
                           Scottsdale, Arizona 82521
                           Fax No: (480) 947-2280
                           Telephone No: (480) 421-1200

                           and

                           Richard Neuheisel
                           64 East Broadway Road
                           Suite 270
                           Tempe, Arizona 85282
                           Fax No: (480) 557-6366
                           Telephone No: (480) 838-0437
                           with a copy to:

                           Greenberg Traurig, L.L.P.
                           1 East Camelback Road
                           Suite 1100
                           Phoenix, Arizona
                           Attention:  Robert S. Kant
                           Fax No:  (602) 263-2350
                           Telephone No:  (602) 263-2606

         Section 11.3   Interpretation. When a reference is made in this
                        --------------
Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All references to Zanova shall be deemed to include its limited liability company predecessor. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be
 -------    --------      --------
deemed to be followed by the words "without limitation." Except as otherwise
                                    ------------------
provided in this Agreement, whenever the words "to the knowledge of Zanova" or
                                                --------------------------
"known to Zanova" or similar phrases are used in this Agreement, they mean to
 ---------------
the actual knowledge, after due and diligent inquiry, of Michael Tatum, Christopher Ward, Lisa Lai, Christopher Spinella, Richard Spinella, Jason Barney and all other executive officers of Zanova. Whenever the words "to the knowledge
                                                                ----------------
of Onvia" or "known to Onvia" or similar phrases are used in this Agreement,
--------      --------------
they mean to the actual knowledge, after due and diligent inquiry, of all of the executive officers of Onvia.

         Section 11.4   Counterparts. This Agreement may be executed in two or
                        ------------
more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         Section 11.5   Entire Agreement; No Third Party Beneficiaries. This
                        ----------------------------------------------
Agreement (including the documents and the instruments referred to herein), the Confidentiality Agreement, and the Transaction Documents (a) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) are not intended to confer upon any person other than the parties hereto (including without limitation any Zanova employees) any rights or remedies hereunder.

         Section 11.6   Governing Law. This Agreement shall be governed and
                        -------------
construed in accordance with the laws of the State of Delaware without regard to any applicable conflicts of law.

         Section 11.7   Assignment. Neither this Agreement nor any of the
                        ----------
rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         Section 11.8   Amendment. This Agreement may be amended by the parties
                        ---------
hereto, at any time before or after approval of matters presented in connection with the Merger by the stockholders of Zanova, but after any such stockholder approval, no amendment shall be made which by law requires the further approval of stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         Section 11.9   Extension; Waiver. At any time prior to the Effective
                        -----------------
Time, the parties hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or the other acts of the other parties hereto, (b) waive any inaccuracies in the representations or warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

         Section 11.10  Specific Performance. The parties hereto agree that
                        --------------------
irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to injunctive relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

                           (signature page follows)

        IN WITNESS WHEREOF, Onvia, Sub and Zanova have caused this Agreement and Plan of Merger to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                        ONVIA.COM INC.



                                        By:    /s/ Glenn Ballman
                                           ------------------------------
                                        Title:   C.E.O.
                                              ---------------------------




                                        ZANOVA ACQUISITION CORPORATION



                                        By:    /s/ Glenn Ballman
                                           ------------------------------
                                        Title:    C.E.O.
                                              ---------------------------


                                        ZANOVA INC.


                                        By:     /s/ D. Christopher Ward
                                           ------------------------------
                                        Title:       C.F.O.
                                              ---------------------------


                                        PURSUANT TO SECTION 10.9, EACH OF THE
                                        UNDERSIGNED HEREBY ACCEPTS HIS OR HER
                                        APPOINTMENT AS A REPRESENTATIVE


                                        /s/ APPSWare Holdings, Inc.
                                        ---------------------------------
                                        APPSWare Holdings, Inc.


                                        /s/ Richard Neuheisel
                                        ---------------------------------
                                        Richard Neuheisel